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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-233583

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 30, 2020

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 25, 2019)

$

6.000% Fixed-To-Floating Rate Subordinated Notes Due 2030

We are offering $                  aggregate principal amount of 6.000% Fixed-to-Floating Rate Subordinated Notes due 2030 (the "subordinated notes"). The subordinated notes will mature on July 1, 2030. The subordinated notes offered hereby will be an addition to, and fully fungible with, and will rank equally in right of payment with and form a single series with the $50,000,000 aggregate principal amount of our 6.000% fixed-to-floating rate subordinated notes due 2030 that we issued on June 26, 2020 (the "existing subordinated notes" and, together with the subordinated notes offered hereby, the "subordinated notes"). The original issue date of the subordinated notes, including the subordinated notes offered hereby, is June 26, 2020. Upon completion of this offering, we will have $                aggregate principal amount of subordinated notes outstanding. The subordinated notes offered hereby will be issued under our existing subordinated indenture dated as of June 26, 2020, as amended and supplemented by a first supplemental indenture, dated as of June 26, 2020, between Byline Bancorp, Inc. and U.S. Bank National Association, as trustee, and will have terms identical to the terms of the existing subordinated notes, other than the settlement date and the offering price, will have the same CUSIP number as the existing subordinated notes and will trade interchangeably with the existing subordinated notes. Unless otherwise noted, the description of the subordinated notes refers to the terms of our 6.000% fixed-to-floating rate subordinated notes due 2030, including both the existing subordinated notes and the subordinated notes offered hereby.

From and including the date of original issuance to, but excluding, July 1, 2025, or the date of earlier redemption, the subordinated notes will bear interest at a fixed rate of 6.000% per annum, payable semiannually in arrears on January 1 and July 1 of each year, commencing on January 1, 2021. From and including July 1, 2025, to, but excluding the maturity date or the date of earlier redemption, the subordinated notes will bear interest at a floating rate per annum equal to a benchmark rate (which is expected to be Three-Month Term SOFR (as defined herein)) plus a spread of 588 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2025. Notwithstanding the foregoing, in the event that benchmark rate is less than zero, then the benchmark rate shall be deemed to be zero.

We may, at our option, redeem the subordinated notes (i) in whole or in part beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter or (ii) in whole but not in part upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or Byline Bancorp, Inc. becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"). Notwithstanding the foregoing, pursuant to a commitment we have made to the Board of Governors of the Federal Reserve System (the "Federal Reserve"), for at least five years after the date of the issuance of subordinated notes offered by this prospectus supplement, we will not redeem the subordinated notes, whether issued on June 26, 2020 or on the date of the issuance of the subordinated notes offered by this prospectus supplement (except in the case of a redemption upon the occurrence of a "Tax Event," "Tier 2 Capital Event," or if we are required to register as an investment company pursuant to the 1940 Act as described in clause (ii) of the foregoing sentence). The redemption price for any redemption is 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the subordinated notes will be subject to the receipt of the approval of the Federal Reserve to the extent then required under applicable laws or regulations, including capital regulations.

There is no sinking fund for the subordinated notes. The subordinated notes will rank junior to all of our existing and future senior indebtedness. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Byline Bank. The subordinated notes will be equal in right of payment with any of our existing and future subordinated indebtedness. The subordinated notes will be obligations of Byline Bancorp, Inc. only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. For a more detailed description of the subordinated notes, see "Description of Subordinated Notes."

The subordinated notes will not be listed on any national securities exchange or quoted on a quotation system. Currently, there is no public market for the subordinated notes.

Per Note	Total
Public Offering Price(1)%	$
Underwriting discounts and commissions(2)%	$
Proceeds to us, before expenses %	$

(1)
Plus accrued interest, if any, from June 26, 2020 (the "date of original issuance"), to, but excluding                , 2020, totaling $                .

(2)
We will also reimburse the underwriter for certain expenses incurred in this offering. See "Underwriting" in this prospectus supplement for details.

The underwriter expects to deliver the subordinated notes to investors in book-entry only form on or about                , 2020, which is the             business day following the date of pricing the subordinated notes (such settlement being referred to as "T+            "). See "Underwriting" beginning on page S-52 of this prospectus supplement for details.

Investing in the subordinated notes involves certain risks, including that the interest rate on the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR. Please read "Risk Factors" beginning on page S-11 of this prospectus supplement, on page 3 of the accompanying prospectus and beginning on page 18 of our Annual Report on Form 10-K for the year ended December 31, 2019 and page 86 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are each incorporated by reference herein, and carefully consider that information before investing in the subordinated notes.

The subordinated notes are not savings accounts, deposits or other obligations of Byline Bank or any nonbank subsidiaries. The subordinated notes are not insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC"), or any other government agency or public or private insurer. Neither the Securities and Exchange Commission, any state securities commission, the FDIC, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Keefe, Bruyette & Woods
                        A Stifel Company

The date of this prospectus supplement is                                     , 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is comprised of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement conflicts with any statement in a document we have incorporated by reference, then you should consider only the statement in the more recent document.

        The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell debt securities, including the subordinated debt securities offered hereby, preferred shares, depositary shares, common stock, warrants, purchase contracts or units, or any combination thereof, in one or more offerings.

        It is important that you read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC related to this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Incorporation of Certain Documents by Reference" on page S-iii of this prospectus supplement and "Where You Can Find More Information" on page iii of the accompanying prospectus.

        We have not, and the underwriter has not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriter take responsibility for, or provide any assurance as to the reliability of, any different or additional information. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus supplement and any sale of the subordinated notes. Our business, financial condition, results of operations and prospects may have changed since that date.

        The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.

        The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the subordinated notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions.

        In this prospectus supplement, references to "Byline," the "Company," "we," "our" and "us" and similar terms mean Byline Bancorp, Inc. and its subsidiaries, unless the context otherwise requires.

S-ii

 EXTENDED SETTLEMENT

        We expect that delivery of the subordinated notes will be made against payment therefor on or about                                     , 2020, which will be the            business day following the date of pricing of the subordinated notes, or "T+            ." Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes on the date of pricing or the next business day will be required, by virtue of the fact that the subordinated notes initially settle in T+            , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC's website at www.sec.gov and on the investor relations page of our website at www.bylinebancorp.com. Except for those SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, the contents of our website are not part of this prospectus supplement or the accompanying prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus supplement or the accompanying prospectus of the information contained at that website.

        In this prospectus supplement and the accompanying prospectus, as permitted by law, we "incorporate by reference" information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the following documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;
  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020;
  •
  our Current Reports on Form 8-K filed with the SEC on April 16, 2020, April 20, 2020, June 12, 2020, June 15, 2020, June 22, 2020, June 26, 2020 and July 23, 2020 but only with respect to the information included in Item 5.02(b) included therein; and
  •
  our definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders, filed with the SEC on April 29, 2020 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

        In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus until we complete the offering of the subordinated notes offered by this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered "filed" under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of

S-iii

1933, as amended (the "Securities Act"), or the Exchange Act) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

        Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered herewith. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Byline Bancorp, Inc.
180 North LaSalle Street, Suite 300
Chicago, Illinois 60601
Attention: Corporate Secretary
(773) 244-7000

        In addition, these filings are available on our website at www.bylinebancorp.com. Please note that this website address is for textual reference only and the information on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media or others. Any statements about Byline's expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "believes," "expects," "can," "could," "may," "predicts," "potential," "opportunity," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "seeks," "intends" and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in such statements, and are not guarantees of future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management's current expectations, assumptions and estimates on the date of such statement, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, readers are cautioned not to place undue reliance on such statements.

        Among the important factors that could cause our actual financial condition and results of operations to differ materially from those indicated by such forward-looking statements are the factors disclosed under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020, as such factors may be further updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. These risks

S-iv

and uncertainties should be considered in evaluating any forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update any of these statements in light of new information, future events or otherwise.

        Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results or conditions to differ materially from those reflected in forward-looking statements include:

  •
  the current and potential disruption to and impact on our business, capital, employees, financial condition, liquidity, operations, prospects and results of operations, including a decrease in revenue and an increase in expenses, as well as the trading price of our common stock as a result of the economic and other consequences, including the severity and duration, of the COVID-19 pandemic;
  •
  uncertainty regarding geopolitical developments and the United States and global economic outlook that may impact market conditions or affect demand for certain banking products and services, including as a result of the disruption of global, national, state and local economies associated with the COVID-19 pandemic, as well as federal, state and local government responses thereto, and the impact on our customers, which could impair the ability of our borrowers to repay outstanding loans and leases, impair collateral values and further increase our allowance for loan and lease losses, as well as result in possible goodwill or other asset impairment charges;
  •
  increased incidents of social, civil and political unrest;
  •
  unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for loan and lease losses or changes in the value of our investments;
  •
  commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
  •
  deterioration in the financial condition of our borrowers resulting in significant increases in our loan and lease losses and provisions for those losses and other related adverse impacts to our results of operations and financial condition, including as a result of the COVID-19 pandemic;
  •
  estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;
  •
  competitive pressures in the financial services industry relating to both pricing and loan and lease structures, which may impact our growth rate;
  •
  unanticipated developments in pending or prospective loan and/or lease transactions or greater-than-expected pay downs or payoffs of existing loans and leases;
  •
  inaccurate information and assumptions in our analytical and forecasting models used to manage our loan and lease portfolio;
  •
  unanticipated changes in monetary policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or significant adjustments in the pace of, or market expectations for, future interest rate changes, including changes in response to the COVID-19 pandemic or otherwise;
  •
  the effect of changes in interest rates on the demand for our products and services and our net interest margin and net interest income, as well as on our sources and cost of funding;
  •
  availability of sufficient and cost-effective sources of liquidity, funding, and capital as and when needed;
  •
  our ability to attract, retain or the loss of key personnel or an inability to recruit appropriate talent cost-effectively;
  •
  adverse effects on our information technology systems resulting from failures, human error or cyberattack, including the potential impact of disruptions or security breaches at our third-party service providers, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

S-v

  •
  greater-than-anticipated costs to support the growth of our business, including investments in new lines of business, products and services, or technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance or regulatory costs and burdens;
  •
  the impact of possible future acquisitions, if any, including the costs and burdens of integration efforts;
  •
  the ability of the Company to receive dividends from Byline Bank;
  •
  legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the CARES Act and the rules and regulations that may be promulgated thereunder;
  •
  changes in Small Business Administration ("SBA") and U.S. Department of Agriculture ("USDA") U.S. government guaranteed lending rules, regulations, loan and lease products and funding limits, including specifically the SBA Section 7(a) program, including as a result of the COVID-19 pandemic, as well as, changes in SBA or USDA standard operating procedures or changes to the status of Byline Bank as an SBA Preferred Lender;
  •
  changes in accounting principles, policies and guidelines applicable to bank holding companies and banking generally;
  •
  the impact of a possible change in the federal or state income tax rate on our deferred tax assets and provision for income tax expense;
  •
  our ability to implement our growth strategy, including via acquisitions;
  •
  the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period;
  •
  the risk that the integration of acquisition operations will be materially delayed or will be more costly or difficult than expected;
  •
  the effect of mergers on customer relationships and operating results; and
  •
  the effects of any downgrade in our credit ratings on our borrowing costs or access to capital markets.

S-vi

 SUMMARY

        The following summary should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in their entirety, including "Risk Factors" beginning on page S-11 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision about whether to invest in the subordinated notes.

Byline Bancorp, Inc.

        We are a bank holding company headquartered in Chicago, Illinois, and conduct all our business activities through our subsidiary, Byline Bank, a full service commercial bank, and Byline Bank's subsidiaries. Through Byline Bank, we offer a broad range of banking products and services to small and medium sized businesses, commercial real estate and financial sponsors and to consumers who generally live or work near our 57 branches located in the Chicago metropolitan area and one branch in Brookfield, Wisconsin.

        In addition to our traditional commercial banking business, we provide small ticket equipment leasing solutions through Byline Financial Group ("BFG"), a wholly-owned subsidiary of Byline Bank, headquartered in Bannockburn, Illinois, with sales offices in Illinois and New York and sales representatives in Illinois, Michigan, New Jersey, and New York. The vertical markets served by our equipment vendors specialize primarily in healthcare, manufacturing, technology, specialty vehicles and energy efficiency. The end users (i.e., our lessees and borrowers) are primarily physician group practices, other healthcare related entities, manufacturers, retailers, veterinarians, and wholesalers. The average lease size at origination for BFG for the quarter ended June 30, 2020 was approximately $51,000. Our sales team originates leases throughout the country, and we have lessees in nearly every state. As of June 30, 2020, BFG had $176.0 million in leases outstanding with a weighted average life of approximately 4.7 years.

        We also participate in U.S. government guaranteed lending programs and originate U.S. government guaranteed loans, serving small businesses in need of, and qualifying for, SBA and USDA loans (together "U.S. government guaranteed loans"). We provide SBA lending services throughout the country, with a primary focus on the Midwest, Tennessee and California. We generally sell the government guaranteed portion of SBA and USDA loans into the secondary market while retaining the non-guaranteed portion of the loan and the servicing rights. This allows us to realize one time gain on sale income along with a recurring servicing and interest revenue stream. In addition to the business development officers that we rely on to generate new business, we also have a dedicated servicing, portfolio management and workout staff with specialized expertise in U.S. government guaranteed loans. As of June 30, 2020, total loans and leases included the guaranteed amount of U.S. government guaranteed loans were $747.2 million, and the total unpaid principal balances of loans serviced for others was $1.4 billion. Byline Bank was among the top two most active originators of SBA loans in the country and the most active SBA lender in Illinois and Wisconsin, as reported by the SBA for the quarter ended June 30, 2020.

        Additionally, we provide trust and wealth management services to our customers, with assets under management of $550.0 million at June 30, 2020.

        As of June 30, 2020, we had consolidated total assets of $6.4 billion, total gross loans and leases outstanding of $4.4 billion, total deposits of $5.0 billion, and total stockholders' equity of $780.9 million.

        Our principal executive offices are located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601, and our telephone number at that location is (773) 244-7000. We maintain a website at

www.bylinebancorp.com where general information about us is available. The information on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

Recent Developments

        On July 23, 2020, we reported net income of $9.1 million, or $0.24 per diluted share, for the quarter ended June 30, 2020, compared with net income of $3.0 million, or $0.07 per diluted share, for the quarter ended March 31, 2020, and net income of $13.2 million, or $0.34 per diluted share, for the quarter ended June 30, 2019.

        Net Interest Income.    Net interest income for the second quarter of 2020 was $52.6 million, relatively flat compared to the first quarter of 2020, as a lower cost of funds was offset by a decrease in loan yields.

        The change in net interest income was primarily due to a decrease of $3.6 million in interest expense on deposits, due to lower rates paid on money market accounts and maturities of higher-rate time deposits, and a decrease of $1.5 million in interest expense on borrowings principally as a result of accessing funds available to borrow at a lower cost, which was offset by a decrease of $4.0 million in interest and fees on loans and leases, mainly due to a full quarter impact of the decreases in short-term rates in March 2020, the result of lower-yielding Paycheck Protection Program ("PPP") loan balances, and a $499,000 decrease in accretion income on acquired loans.

        Net interest margin for the second quarter of 2020 was 3.71%, a decrease of 46 basis points compared to 4.17% for the first quarter of 2020. Total net accretion income on acquired loans contributed 22 basis points to the net interest margin for the second quarter of 2020 compared to 29 basis points for the first quarter of 2020, a decrease of 7 basis points. The net interest margin decrease during the second quarter of 2020 was primarily driven by decreased loan and lease yields largely resulting from a full quarter impact of decreases in short-term rates and lower-yielding PPP loan balances partly offset by a decrease in the cost of funds also due to decreases in short-term rates and higher non-interest-bearing demand deposit balances.

        The average cost of total deposits was 0.36% for the second quarter of 2020, a decrease of 39 basis points compared to the first quarter of 2020, mainly due to a lower average cost of money market accounts and time deposits as well as a favorable change in deposit mix. Average non-interest-bearing demand deposits grew by $393.9 million, while average time deposits decreased by $136.9 million. Average non-interest-bearing demand deposits were 35.4% of average total deposits for the second quarter of 2020 compared to 31.4% for the first quarter of 2020.

        Provision for Loan and Lease Losses.    The provision for loan and lease losses was $15.5 million for the second quarter of 2020, an increase of $1.1 million compared to $14.5 million for the first quarter of 2020.

        Non-interest Income.    Non-interest income for the second quarter of 2020 was $12.8 million, an increase of $3.6 million, or 39.4% compared to $9.2 million for the first quarter of 2020.

        The increase in total non-interest income was primarily due to (1) a $2.4 million decrease in loan servicing asset revaluation due to a favorable change in the fair value of the servicing asset as a result of improved secondary market conditions reflected by improved premium rates and lower pre-payment speeds following the initial onset of the COVID-19 pandemic, (2) an increase of $1.7 million in net gains on sales of loans, mainly due to an increase in volume of sales of government guaranteed loans and improving premiums, and (3) an increase in the change in fair value of equity securities, net, of $1.4 million due to an increase in the fair value of those securities. The increase was partially offset by a decrease of $1.4 million in net gains on sales of securities available-for-sale as a result of sales during the first quarter of 2020 compared to none during the second quarter of 2020.

        During the second quarter of 2020, we sold $78.7 million of U.S. government guaranteed loans compared to $61.0 million during the first quarter of 2020. The increase in sales was driven by increased SBA 7(a) origination volumes.

        Non-interest Expense.    Non-interest expense for the second quarter of 2020 was $37.0 million, a decrease of $6.5 million, or 15.0%, from $43.5 million for the first quarter of 2020.

        The decrease in total non-interest expense was primarily due to a decrease of $5.3 million in salaries and employee benefits, mainly due to an increase in deferred costs as a result of PPP loan originations during the quarter, and a decrease of $879,000 in other non-interest expense mostly due to a decrease in impairment charges on assets held for sale.

        Our efficiency ratio was 53.70% for the second quarter of 2020 compared with 67.16% for the first quarter of 2020.

        Financial Condition.    Total assets were $6.4 billion at June 30, 2020, an increase of $658.8 million compared to $5.7 billion at March 31, 2020, and an increase of $1.0 billion compared to $5.4 billion at June 30, 2019.

        The current quarter increase was primarily due to an increase in securities of $128.2 million, principally a result of purchases of mortgage-backed securities during the quarter, and an increase in loans and leases of $530.9 million, mostly due to an increase of $610.9 million in our originated loan portfolio reflecting the growth in PPP and commercial real estate loan balances, partially offset by a decrease of $80.1 million in our acquired loan portfolios as a result of paydowns.

        Non-Performing Assets.    Non-performing loans and leases were $43.7 million at June 30, 2020, a decrease of $7.0 million from $50.7 million at March 31, 2020, principally due to charge-offs. Other real estate owned was $8.7 million at June 30, 2020, a decrease of $621,000 from $9.3 million at March 31, 2020 due to sales and valuation adjustments. U.S. government guaranteed balances of non-performing loans were $3.8 million at June 30, 2020 and $5.0 million at March 31, 2020.

        Allowance for Loan and Lease Losses.    The allowance for loan and lease losses as a percentage of total loans and leases held for investment increased to 1.17% at June 30, 2020 compared to 1.08% at March 31, 2020 and 0.81% at June 30, 2019.

        Net Charge-offs.    Net charge-offs during the second quarter of 2020 were $6.1 million, or 0.57% of average loans and leases, on an annualized basis, an increase of $1.5 million compared to $4.6 million, or 0.48% of average loans and leases, during the first quarter of 2020, and an increase of $3.7 million from $2.4 million, or 0.25%, for the comparable quarter one year ago.

        The net charge-offs during the quarter were primarily attributed to commercial and industrial loans.

        Deposits and Other Liabilities.    Total deposits were $5.0 billion at June 30, 2020, an increase of $719.5 million compared to March 31, 2020, an increase of 17.0%. Non-interest-bearing deposits were 35.7% of total deposits at June 30, 2020 compared to 30.5% at March 31, 2020.

        The increase in the current quarter was primarily due to an increase in (1) non-interest-bearing deposits of $477.8 million, from $1.3 billion at March 31, 2020 to $1.8 billion at June 30, 2020, mostly due to increases in business account balances, (2) interest-bearing checking accounts of $148.2 million, from $355.7 million at March 31, 2020 to $503.9 million at June 30, 2020, mostly due to increases in personal and brokered account balances, and (3) money market demand deposits of $129.5 million, from $1.1 billion at March 31, 2020 to $1.2 billion at June 30, 2020, largely driven by growth in business and brokered account balances.

        The increase was partially offset by a decrease in time deposits of $74.9 million, from $1.0 billion at March 31, 2020 to $927.0 million at June 30, 2020, principally driven by decreases in personal certificates.

        Total borrowings and other liabilities were $654.2 million at June 30, 2020, a decrease of $79.0 million from $733.3 million at March 31, 2020.

        Stockholders' Equity.    Total stockholders' equity was $780.9 million at June 30, 2020, an increase of $18.3 million from $762.7 million at March 31, 2020. The increase was due to the increase in accumulated other comprehensive income reflecting the unrealized gains in our available-for-sale securities portfolio in addition to net income generated during the quarter less dividends declared.

        Capital.    As of June 30, 2020, each of Byline and Byline Bank was considered "well capitalized" under applicable regulatory capital requirements. As of June 30, 2020, Byline and Byline Bank had total capital ratios of 15.86% and 14.21%, respectively, Tier 1 capital ratios of 13.56% and 13.02%, respectively, CET1 capital ratios of 12.33% and 13.02%, respectively, and Tier 1 leverage ratios of 10.29% and 9.85%, respectively, as calculated under the Basel III regulatory framework.

  Our Response to Pandemic Update

        We continued to execute a series of measures implemented during the prior quarter to ensure the safety of employees, customers, and communities, to support customer needs, and to limit operational disruptions. Our Board of Directors and management teams continue to monitor and, when appropriate, make changes to our response. Recent updates include:

  •
  Maximized social distancing protocols by augmenting business hours and the locations of employee teams.
  •
  100% of our non-retail employees have the ability to work from home.
  •
  Four hub branch locations open and allowing regular lobby traffic, drive-thru only locations for 18 branches, 17 full service branches with lobby hours by appointment, and 18 branches temporarily closed.
  •
  Continuously following CDC guidelines at branches and offices.
  •
  Proactively engaged our customers and borrowers to identify short-term cash flow and other financial needs.
  •
  Approved 1,800 payment deferrals totaling approximately $619.2 million, or 16.4% (excluding PPP loans) of loans and leases at June 30, 2020.
  •
  Established customer strategy to process PPP loans efficiently through our existing SBA platform and funded over 3,600 loans totaling $626.8 million.
  •
  Approved to participate in the Main Street Lending Facility through the Federal Reserve.

The following table presents information regarding the PPP loans as of June 30, 2020:

	PPP Loan Size Over $150,000
(dollars in thousands)	$0 - $150,000	$2,000,000	Over $2,000,000	Total
Principal outstanding	$119,736	$422,218	$84,639	$626,593
Unearned processing fee	(5,335)	(13,662)	(730)	(19,727)
Deferred costs	3,499	1,263	36	4,798

Carrying value	$117,900	$409,819	$83,945	$611,664

Number of loans	2,628	949	27	3,604

THE OFFERING

Issuer:	Byline Bancorp, Inc.
Securities Offered:

$                    aggregate principal amount of 6.000% fixed-to-floating rate subordinated notes due 2030. The subordinated notes offered hereby will form a single series with the existing subordinated notes and increase the aggregate principal amount of subordinated notes outstanding. Upon completion of this offering, we will have $                aggregate principal amount of subordinated notes outstanding. The subordinated notes offered hereby will have terms identical to the terms of the existing subordinated notes, other than the settlement date and the offering price, will have the same CUSIP number as the existing subordinated notes and will trade interchangeably with the existing subordinated notes.

Maturity Date:	The subordinated notes will mature on July 1, 2030 (the "Maturity Date").
Original Issue Date:	June 26, 2020.
Interest:

From and including the date of original issuance to, but excluding, July 1, 2025 or the date of earlier redemption (the "fixed rate period"), the subordinated notes will bear interest at a fixed rate of 6.000% per annum, payable semi-annually in arrears on January 1 and July 1 of each year (each, a "fixed rate interest payment date"), commencing on January 1, 2021. The last fixed rate interest payment date for the fixed rate period will be July 1, 2025.

From and including July 1, 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the "floating rate period"), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 588 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "floating rate interest payment date" and, together with the fixed rate interest payment dates, the "interest payment dates"), commencing on October 1, 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under "Description of Subordinated Notes—Interest").

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under "Description of Subordinated Notes") have occurred with respect to Three-Month Term SOFR, then the provisions under "Description of Subordinated Notes—Effect of Benchmark Transition Event," which are referred to herein as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under "Description of Subordinated Notes") plus 588 basis points.

Ranking; Subordination	The subordinated notes will be our general unsecured subordinated obligations and will be:

•

junior in right of payment to any of our existing and future Senior Indebtedness (as defined under "Description of Subordinated Notes");

•

equal in right of payment with any of our existing and future subordinated indebtedness;

•

senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries, as well as all of our future indebtedness the terms of which provide that such indebtedness ranks junior to the subordinated notes;

•

effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

structurally subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Byline Bank.

The subordinated notes are not savings accounts or deposits and they are not insured by the United States, the FDIC or any other agency of fund of the United States.

As of June 30, 2020, we (at the holding company level) had no Senior Indebtedness outstanding, $45.0 million of indebtedness (consisting of the aggregate principal amount at par of our junior subordinated debentures issued to our capital trust subsidiaries) ranking junior to the subordinated notes, and $50.0 million in aggregate principal amount of the existing subordinated notes outstanding. As of June 30, 2020, Byline Bank had $5.0 billion of deposits, $4.0 million of FHLB advances, $449.9 million of Federal Reserve Paycheck Protection Program Liquidity Facility ("PPPLF") advances and $56.5 million of customer repurchase agreements to which the subordinated notes will be structurally subordinated.

Redemption

We may, at our option, beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, pursuant to a commitment we have made to the Federal Reserve, for at least five years after the date of the issuance of subordinated notes offered by this prospectus supplement, we will not redeem the subordinated notes, whether issued on June 26, 2020 or on the date of the issuance of the subordinated notes offered by this prospectus supplement (except in the case of a redemption upon the occurrence of a "Tax Event," "Tier 2 Capital Event," or if we are required to register as an investment company pursuant to the 1940 Act as described below). See "Description of Subordinated Notes—Redemption."

We may also redeem the subordinated notes at any time prior to their maturity, including prior to July 1, 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a "Tax Event," a "Tier 2 Capital Event" or the Company becoming required to register as an investment company pursuant to the 1940 Act, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. See "Description of Subordinated Notes—Redemption."

Listing	Currently, there is no public market for the subordinated notes. We do not intend to apply for listing of the subordinated notes on any securities exchange or automated dealer quotation system.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, including as working capital and to further capitalize the Company's subsidiary bank, Byline Bank.
See "Use of Proceeds."
U.S. Federal Income Tax Considerations

You should carefully review the section "Material U.S. Federal Income Tax Consequences" in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should read "ERISA Considerations."
Global Note; Book-Entry System

The subordinated notes offered hereby will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and will be evidenced by a global note deposited with the trustee under the indenture for the subordinated notes, as custodian for DTC. Beneficial interests in the global note will be shown on, and transfers of those beneficial interest can only be made through, records maintained by DTC and its participants. See "Description of Subordinated Notes—Form, Denomination, Transfer, Exchange and Book-Entry Procedures."

Risk Factors

See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.

Trustee	U.S. Bank National Association.
Calculation Agent	We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Original Issue Discount

The subordinated notes may be issued with original issue discount ("OID") for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See "Material U.S. Federal Income Tax Consequences."

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following table summarizes certain selected historical consolidated financial data of Byline as of or for the fiscal years ended December 31, 2019, 2018, 2017, 2016, and 2015, and is derived from our audited consolidated financial statements included in our Annual Reports on Form 10-K filed with the SEC and incorporated by reference into this prospectus supplement and the accompany prospectus. The financial data as of and for the three months ended March 31, 2020 and 2019 has been derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC and incorporated by reference into this prospectus supplement and the accompany prospectus. See "Where You Can Find More Information" in the accompanying prospectus and "Incorporation of Certain Documents by Reference" in this prospectus supplement.

	As of or for the three months ended March 31,		As of or for the years ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in thousands, except share and per share data)
Summary of Operations
Net interest income	$52,825	$50,085	$216,285	$178,605	$122,912	$90,618	$76,632
Provision for loan and lease losses	14,455	3,999	20,708	18,795	12,653	10,352	6,966
Non-interest income	9,173	11,988	55,493	50,526	49,030	24,868	19,713
Non-interest expense	43,527	40,679	173,775	154,896	118,495	99,650	104,046

Income (loss) before provision for income taxes	4,016	17,395	77,295	55,440	40,794	5,484	(14,667)
Provision (benefit) for income taxes	1,050	4,798	20,293	14,247	19,099	(61,245)	307

Net income (loss)	2,966	12,597	57,002	41,193	21,695	66,729	(14,974)
Dividends on preferred shares	196	196	783	783	11,277	—	—

Income available (loss attributable) to common stockholders	$2,770	$12,401	$56,219	$40,410	$10,418	$66,729	$(14,974)

Common Share Data
Basic earnings (loss) per common share	$0.07	$0.34	$1.51	$1.21	$0.39	$3.31	$(0.86)
Diluted earnings (loss) per common share	$0.07	$0.34	$1.48	$1.18	$0.38	$3.27	$(0.86)
Weighted-average common shares outstanding (basic)	37,943,333	36,169,477	37,290,486	33,292,619	26,963,517	20,141,630	17,332,775
Weighted-average common shares outstanding (diluted)(1)	38,663,658	36,876,574	37,986,463	34,179,754	27,547,314	20,430,783	17,332,775
Common shares outstanding	38,383,021	36,398,144	38,256,500	36,343,239	29,317,298	24,616,706	17,332,775
Cash dividends per common share	$0.03	N/A	$0.03	N/A	N/A	N/A	N/A
Dividend payout ratio on common stock	42.86%	N/A	2.03%	N/A	N/A	N/A	N/A
Book value per common share	$19.60	$18.09	$19.33	$17.62	$15.29	$14.51	$10.00
Balance Sheet Data
Loans and leases held for investment, before allowance for loan and lease losses(2)	$3,860,259	$3,567,566	$3,785,661	$3,501,626	$2,277,492	$2,148,011	$1,345,437
Loans held for sale	13,299	510	11,732	19,827	5,212	23,976	268
Allowance for loan and lease losses (ALLL)	41,840	27,106	31,936	25,201	16,706	10,923	7,632
Acquisition accounting adjustments(3)	25,889	29,341	28,511	34,029	31,693	43,242	19,171

	As of or for the three months ended March 31,		As of or for the years ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Dollars in thousands, except share and per share data)
Interest bearing deposits with other banks	$74,386	$31,971	$32,509	$91,670	$38,945	$28,798	$23,572
Investment securities	1,311,304	976,194	1,198,735	916,922	700,399	747,406	879,192
Assets held for sale	14,647	13,596	15,362	14,489	9,779	14,748	2,259
Other real estate owned, net	9,273	4,595	9,896	5,041	10,626	16,570	26,715
Goodwill and other intangibles	178,362	159,823	180,255	161,596	71,318	71,801	48,014
Servicing assets	17,800	19,534	19,471	19,693	21,400	21,091	—
Total assets	5,734,754	5,009,925	5,521,809	4,942,574	3,366,130	3,295,830	2,479,870
Total deposits	4,238,836	3,808,516	4,147,577	3,749,916	2,443,329	2,490,394	2,180,624
Total liabilities	4,972,087	4,341,176	4,771,694	4,291,902	2,907,552	2,913,172	2,291,596
Total stockholders' equity	762,667	668,749	750,115	650,672	458,578	382,658	188,274
Deposits per branch	74,366	65,664	67,993	63,558	43,631	43,691	26,273
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.17%	4.43%	4.47%	4.60%	4.11%	3.59%	3.44
Average cost of deposits	0.75	0.87	0.91	0.60	0.31	0.20	0.20
Non-interest expense to average assets	3.15	3.32	3.29	3.65	3.59	3.62	4.18
Return on average stockholders' equity	1.56	7.75	8.05	7.34	5.08	27.93	(7.21)
Return on average assets	0.21	1.03	1.08	0.97	0.66	2.42	(0.60)
Non-interest-bearing deposits to total deposits	30.45	30.54	30.85	31.81	31.14	29.09	28.73
Loans and leases held for sale and loans and leases held for investment to total deposits	91.38	93.69	91.56	93.91	93.43	87.21	61.71
Deposits to total liabilities	85.25	87.73	86.92	87.37	84.03	85.49	95.16
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ALLL	1.31%	0.85%	1.00%	0.79%	0.74%	0.34%	0.69%
ALLL to total loans and leases held for investment, net before ALLL	1.08	0.76	0.84	0.72	0.73	0.51	0.57
Net charge-offs to average total loans and leases held for investment, net before ALLL	0.48	0.24	0.37	0.35	0.31	0.42	0.33
Capital Ratios
Common equity to total assets	13.12%	13.14%	13.40%	12.95%	13.31%	10.84%	6.99%
Leverage ratio	11.18	11.27	11.39	11.05	12.18	10.07	7.85
Common equity tier 1 capital ratio	12.24	12.14	12.36	11.85	13.68	11.20	8.92
Tier 1 capital ratio	13.52	13.57	13.67	13.30	15.18	12.78	12.00
Total capital ratio	14.50	14.28	14.43	13.99	15.89	13.28	12.51

(1)
Due to losses for the year ended December 31, 2015, zero incremental shares are included because the effect would be anti-dilutive.

(2)
Represents loans and leases, net of acquisition accounting adjustments, unearned deferred fees and costs and initial indirect costs.

(3)
Represents the remaining unamortized premium or unaccreted discount as a result of applying the fair value acquisition accounting adjustment at the time of the business combination on acquired loans.

RISK FACTORS

        An investment in the subordinated notes involves certain risks. You should carefully consider the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. In particular, you should carefully consider, among other things, the risk factors discussed below and under the section captioned "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The price of the subordinated notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. The prospectus supplement is qualified in its entirety by those risk factors.

Additional Risk Factors Related to Our Business

The COVID-19 pandemic is adversely affecting us, our business, employees, customers, counterparties and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity and prospects is uncertain.

        Coronavirus disease 2019 known as COVID-19, which has been identified as a pandemic by the World Health Organization, is causing worldwide health and other concerns as well as significant economic disruption in the United States and globally. In March 2020, U.S. President Trump declared a public health and national emergency due to COVID-19, which resulted in mandatory stay-at-home orders in most U.S. states, including Illinois and Wisconsin. While the scope, duration and full effects of the pandemic are not fully known, the pandemic and its associated impacts have had, are currently having and may for some time continue to have a destabilizing and negative effect on U.S. and global financial and capital markets. The pandemic has impacted interest rates, increased economic and market uncertainty, disrupted trade and supply chains, increased unemployment levels, decreased consumer confidence generally and has generally caused significant disruption in global, national and local economic and business activity.

        The ultimate extent of the impact of the pandemic on our business, cash flows, financial condition, liquidity, results of operations, customer confidence, profitability and growth prospects will depend on continuing and future developments related to the virus, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the pandemic, and governmental, regulatory and private sector actions and responses taken to contain or prevent further spread. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in U.S. or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. These and other potential impacts of epidemics, pandemics or other outbreaks of an illness, disease or virus could therefore materially and adversely affect our business, revenue, operations, financial condition, liquidity, results of operations and prospects. If the response and efforts to contain COVID-19 prove to be unsuccessful, any such material adverse effects may be exacerbated.

        The pandemic could cause us to experience higher credit losses in our loan and lease portfolio, impairment of our goodwill and other financial assets, reduced demand for our products and services, and other negative impacts on our financial position, results of operations, and prospects. The effects of COVID-19 could be particularly pronounced with respect to certain sectors of our loan portfolio, and we have identified certain industries that we believe have shown early impact as a result of the COVID-19 pandemic. If the effects of COVID-19 result in widespread and sustained repayment shortfalls on loans in our portfolio, we could incur significant delinquencies, foreclosures and credit losses, particularly if the available collateral is insufficient to cover our exposure. Significant loan losses could adversely impact Byline Bank's capital ratios, which could prevent Byline Bank from paying dividends to the Company, which dividends—along with cash on hand—are used to service our debt obligations.

        We have approved COVID-19 related payment deferals on certain loans and leases primarily relating to our commercial banking customers. We have also assisted our customers' cash flow needs by waiving or refunding certain fees, including early withdrawal fees on time deposits. These programs may negatively impact our revenue and other results of operations in the near term and, if not effective in mitigating the effect of COVID-19 on our customers, may adversely affect our business and results of operations more substantially over a longer period of time.

        Due in large part to actions taken by the Federal Reserve to lower interest rates in response to the severe financial market reaction to the COVID-19 outbreak, market interest rates have declined significantly. We expect that these reductions in interest rates, especially if prolonged, will adversely affect our net interest income, margins, lending activity and profitability. Our assets and liabilities may be significantly impacted by changes in interest rates.

        Our business is dependent upon the willingness and ability of our customers to conduct banking and other financial transactions. The spread of COVID-19 has and is likely to continue to disrupt the business, activities, and operations of our customers, cause a decline in demand for our products and services, including loans and deposits, which may result in a significant decrease in business and could negatively impact our liquidity position, our growth strategy and our ability to make payments under our debt obligations as they become due. Our financial results could also be impacted due to an inability of our customers to meet their loan and lease commitments because of their losses associated with impacts of the virus, and could result in an increased risk of loan and lease delinquencies, defaults, foreclosures, declining collateral values and a general inability of our borrowers to repay their loans and leases. In addition, the financial and other information we receive from and about our customers that we rely on in extending or renewing credit and monitoring our loan portfolio may have changed significantly and no longer be accurate, which could affect our ability to timely and accurately manage our credit risk. Any or all of these factors could necessitate an increase in our allowance for loan and lease losses, which would negatively impact our earnings and results of operations. Moreover, current and future governmental actions may temporarily require us to conduct business related to foreclosures, repossessions, payments, deferrals and other customer-related transactions differently, which may result in an increase in expenses and a decrease in net income.

        Our workforce has been, is, and may continue to be impacted by COVID-19, and no assurance can be given that the precautions we have taken to protect our employees and customers will be adequate or appropriate, nor can we predict the level of disruption which will occur to our employees' ability to provide customer support and service over an extended period of time. The continued spread of the virus and social distancing mandate could also negatively impact the availability of key personnel and employee productivity, as well as the business and operations of third-party service providers who perform critical services for us, which could adversely impact our ability to deliver products and services to our customers and continue to grow our business, which could negatively affect our reputation. Our pandemic response plan and the efforts we have taken to adapt our work and business to the current environment has resulted in and will continue to require us to incur increased expenses.

        COVID-19 may heighten certain material risks relating to our business described under "Risk Factors" in our Annual Report on Form 10-K filed for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Our active participation in the PPP may subject us to litigation and compliance risk.

        Changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Federal and state governments have recently enacted laws intending to stimulate the economy during this time. President Trump has signed into law three economic stimulus packages, including the $2.0 trillion Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") on March 27, 2020, which, among other things, initiated the Paycheck Protection Program (the "PPP") under the Small Business Administration ("SBA"). On April 16, 2020, the original $349.0 billion of funding for loans to small businesses under the PPP was depleted, and on April 24, 2020 the Federal government funded an additional $310.0 billion to the PPP. As a preferred SBA lender, we assisted our customers in participating in both the initial and second round of funding appropriations approved by Congress for the PPP, which was designed to help small businesses maintain their workforce during the COVID-19 pandemic. We understand that these loans are fully guaranteed by the U.S. government and believe many of these loans will be forgiven. However, in the event of a loss resulting from a default on a PPP loan or a determination by the SBA that there was a deficiency in the manner in which the PPP loan was originated or serviced by us, which may or may not be related to an ambiguity in the laws, rules or guidance regarding the operation of the PPP, the SBA may deny its liability under the guaranty, reduce the amount of the guaranty, or, if it has already been paid under the guaranty, seek recovery of any loss related to the deficiency from us. In addition, there can be no assurance that the PPP borrowers will ultimately use the funds appropriately in order to qualify for forgiveness under the program. In addition, the PPP forgiveness requirements and terms remain uncertain and subject to change.

        Since the opening of the PPP, several other banks have been subject to litigation regarding the process and procedures that such banks followed in accepting and processing applications for the PPP. We may be exposed to the risk of similar litigation, from both customers and non-customers that contacted Byline Bank regarding obtaining PPP loans with respect to the processes and procedures we used in processing applications for the PPP. If any such litigation is filed against us and is not resolved in a manner favorable to us, it may result in significant financial liability to us or adversely affect our reputation. In addition, litigation can be costly, regardless of outcome. Also, the PPP may be subject to scrutiny from federal and state enforcement authorities, oversight agencies and regulators. As a result, we also could become subject to regulatory review regarding our participation in the PPP. Any financial liability, litigation costs, reputational damage or regulatory compliance issues caused by PPP-related litigation or as a result of our participation in the PPP could have a material adverse impact on our reputation, business, financial condition and results of operations.

Risk Factors Related to the Subordinated Notes

You should not rely on indicative or historical data concerning SOFR.

        The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate ("SOFR"), when we refer to SOFR-linked subordinated notes, we mean the subordinated notes at any time when the interest rate on the subordinated notes is or will be determined based on SOFR, including Three-Month Term SOFR.

        SOFR is published by the Federal Reserve Bank of New York ("FRBNY") and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement ("repo") transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the "FICC"), a subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be "specials." According to FRBNY, "specials" are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

        FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as general collateral finance repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC's delivery-versus-payment service.

        FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although this historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on this historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

The amount of interest payable on the subordinated notes will vary on and after July 1, 2025.

        As the interest rate of the subordinated notes will be calculated based on SOFR from July 1, 2025 to, but excluding, the maturity date or earlier redemption date and SOFR is a floating rate, the interest rate on the subordinated notes will vary on and after July 1, 2025. During this period, the subordinated notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 588 basis points; provided, that in the event the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

        Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate subordinated notes.

SOFR may be more volatile than other benchmark or market rates.

        Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked subordinated notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect the amount of interest that accrues on the SOFR-linked subordinated notes and the trading prices for the SOFR-linked subordinated notes.

        Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked subordinated notes, which may adversely affect the trading prices of the SOFR-linked subordinated notes. In addition, the interest rate on the SOFR-linked subordinated notes for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the interest rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked subordinated notes during the floating rate period for any interest period declines to zero or becomes negative, interest will only accrue on the SOFR-linked subordinated notes at a rate equal to the spread of 5.88% per annum with respect to that interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the SOFR-linked subordinated notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

        In June 2017, the Alternative Reference Rates Committee (the "ARRC") convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations ("U.S. dollar LIBOR"). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked subordinated notes.

        SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked subordinated notes.

Any market for the SOFR-linked subordinated notes may be illiquid or unpredictable.

        Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market for the SOFR-linked subordinated notes may never develop or may not be very liquid. Market terms for securities that are linked to SOFR, such as the spread over the base rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of the SOFR-linked subordinated notes may be lower than those of later-issued securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in securities that are similar or comparable to the SOFR-linked subordinated notes, the trading price of the SOFR-linked subordinated notes may be lower than those of securities that are linked to rates that are more widely used. You may not be able to sell the SOFR-linked subordinated notes at all or may not be able to sell the SOFR-linked subordinated notes at prices that will provide you with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the SOFR-linked subordinated notes.

The interest rate for the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.

        Under the terms of the subordinated notes, the interest rate on the subordinated notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR ("Three-Month Term SOFR"). Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the subordinated notes. If, at the commencement of the floating rate period for the subordinated notes, the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto ("Relevant Governmental Body") has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the subordinated notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

        Under the terms of the subordinated notes, the calculation agent is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the subordinated notes, which are defined in the terms of the subordinated notes as "Three-Month Term SOFR Conventions." For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the applicable Three-Month Term SOFR during the floating rate period. The calculation agent's determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

        Under the benchmark transition provisions of the subordinated notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the interest rate on the subordinated notes during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect the amount of interest that accrues on the subordinated notes and the trading prices for the subordinated notes.

        Under the benchmark transition provisions of the subordinated notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the calculation agent. In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the subordinated notes as "Benchmark Replacement Conforming Changes," with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of and market for the subordinated notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Because the subordinated notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

        Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes at our option in whole or in part beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter. Notwithstanding the foregoing, pursuant to a commitment we have made to the Federal Reserve, for at least five years after the date of the issuance of subordinated notes offered by this prospectus supplement, we will not redeem the subordinated notes, whether issued on June 26, 2020 or on the date of the issuance of the subordinated notes offered by this prospectus supplement (except in the case of a redemption upon the occurrence of a "Tax Event," "Tier 2 Capital Event," or if we are required to register as an investment company pursuant to the 1940 Act as described below). In addition, at any time at which any subordinated notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the subordinated notes in whole but not in part upon the occurrence of (i) a "Tier 2 Capital Event," (ii) a "Tax Event" or (iii) if we are required to register as an investment company pursuant to the 1940 Act. In the event that we redeem the subordinated notes, holders of the subordinated notes will receive only the principal amount of the subordinated notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the subordinated notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the subordinated notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the subordinated notes. See "Description of Subordinated Notes—Redemption."

If we are in default on our obligations to pay our Senior Indebtedness, we will not be able to make payments on the subordinated notes.

        Our obligations under the subordinated notes will be unsecured and will rank junior to the following, unless, by their terms, the obligation ranks equal with, or junior to, the subordinated notes:

  •
  our obligations for money borrowed or purchased;
  •
  indebtedness evidenced by bonds, debentures, notes or similar instruments;
  •
  similar obligations arising from off-balance sheet guarantees and direct credit substitutes;
  •
  reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities;
  •
  obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
  •
  capital lease obligations;
  •
  obligations associated with derivative products;
  •
  obligations of others described above that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and
  •
  any of our obligations to our general creditors.

        If we default on payments under any of these obligations that are senior to the subordinated notes, or if any of these senior obligations are accelerated or any judicial proceeding with respect to a default is pending, we will not be able to make payments on the subordinated notes, unless we cure the default. If we liquidate, go bankrupt or dissolve, we would be able to pay under the subordinated notes only after we have paid in full all of our liabilities that are senior to the subordinated notes. The Subordinated Indenture (as defined below) does not limit the amount of Senior Indebtedness that we may incur. For more information on the subordination of payments under the subordinated notes, see "Description of Subordinated Notes—Subordination."

The subordinated notes are structurally subordinated to all indebtedness of our subsidiaries and creditors of our subsidiaries will have priority as to our subsidiaries' assets.

        The subordinated notes are not obligations of, or guaranteed by, any of our subsidiaries or any third party. As a result, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise would be subject to the prior claims of creditors of that subsidiary. In the event of any such distribution of assets of our bank subsidiary, Byline Bank, the claims of depositors and other general or subordinated creditors of Byline Bank would be entitled to priority over the claims of ours or holders of the subordinated notes. Accordingly, the subordinated notes are structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries. Claims on Byline Bank by creditors other than us include those by holders of our long-term debt and there are substantial obligations with respect to deposit liabilities and federal funds purchased, other short-term borrowings and various other financial obligations. As of June 30, 2020, we (at the holding company level) had no Senior Indebtedness outstanding, $45.0 million of indebtedness (consisting of the aggregate principal amount at par of our junior subordinated debentures issued to our capital trust subsidiaries) ranking junior to the subordinated notes, and $50.0 million in aggregate principal amount of the existing subordinated notes outstanding. As of June 30, 2020, Byline Bank had $5.0 billion of deposits, $4.0 million of FHLB advances, $449.9 million of Federal Reserve PPPLF advances and $56.5 million of customer repurchase agreements to which the subordinated notes will be structurally subordinated.

We are a holding company, and banking laws and regulations could limit our access to funds from Byline Bank with the result that we may not have access to sufficient cash to make payments on the subordinated notes.

        As a holding company, our principal source of funds to service our debt, including the subordinated notes, is dividends from our subsidiaries. For the year ended December 31, 2019, our interest expense on our debt obligations was $2.4 million (holding company only).

        Federal and state banking regulations limit dividends from Byline Bank to us. Generally, banks are prohibited from paying dividends when doing so would cause them to fall below regulatory minimum capital levels. Additionally, limits exist on banks paying dividends in excess of net income for specified periods. The total amount available for payment of dividends by Byline Bank was approximately $95.7 million at June 30, 2020, based on Byline Bank maintaining enough capital to be considered well capitalized and other regulatory restrictions on subsidiary bank dividend payments. During the year ended December 31, 2019, Byline Bank paid dividends of $13.5 million to us. In addition, federal bank regulatory agencies have the authority to prohibit Byline Bank from engaging in unsafe or unsound practices in conducting their business. The payment of dividends or other transfers of funds to us, depending on the financial condition of Byline Bank, could be deemed an unsafe or unsound practice.

        Dividend payments from Byline Bank would also be prohibited under the "prompt corrective action" regulations of federal bank regulators if Byline Bank is, or after payment of such dividends would be, undercapitalized under such regulations. In addition, Byline Bank is subject to restrictions under federal law that limit their ability to transfer funds or other items of value to us and our non-bank subsidiaries, including affiliates, whether in the form of loans and other extensions of credit, investments and asset purchases, or as other transactions involving the transfer of value. Unless an exemption applies, these transactions by Byline Bank with us are limited to 10% of Byline Bank's capital stock and surplus and, with respect to all such transactions with affiliates in the aggregate, to 20% of Byline Bank's capital stock and surplus. As of June 30, 2020, a maximum of approximately $59.8 million and $119.5 million, respectively, was available to us from Byline Bank pursuant to these limitations. Moreover, loans and extensions of credit by Byline Bank to its affiliates, including us, generally are required to be secured in specified amounts. A bank's transactions with its non-bank affiliates also are required generally to be on arm's-length terms. Accordingly, we can provide no assurance that we will receive dividends or other distributions from Byline Bank and our other subsidiaries in an amount sufficient to pay interest on or principal of the subordinated notes.

Holders of the subordinated notes will have limited rights, including limited rights of acceleration, if there is an event of default.

        Payment of principal on the subordinated notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Byline Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the subordinated notes, or in the performance of any of our other obligations under the subordinated notes or the Subordinated Indenture governing the subordinated notes. Our regulators can, in the event we or Byline Bank become subject to an enforcement action, prohibit Byline Bank from paying dividends to us, and prevent our payment of interest or principal on the subordinated notes and any dividends on our capital stock, but such limits will not permit acceleration of the subordinated notes. See "Description of the Subordinated Notes—Events of Default."

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the subordinated notes.

        In addition to our currently outstanding indebtedness and any additional indebtedness we may incur pursuant to this offering, we may be able to borrow substantial additional indebtedness, including senior debt, in the future. If new indebtedness is incurred in addition to our current debt levels, the related risks that we now face could increase.

        Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the subordinated notes, including:

  •
  limiting our ability to satisfy our obligations with respect to the subordinated notes;
  •
  increasing our vulnerability to general adverse economic and industry conditions;
  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;
  •
  requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;
  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and
  •
  putting us at a disadvantage compared to competitors with less indebtedness.

        The Subordinated Indenture does not limit the incurrence of additional indebtedness by us, including secured indebtedness, which would be effectively senior to the subordinated notes to the extent of the value of the collateral securing such indebtedness.

Our business operations may not generate the cash needed to service our indebtedness.

        Our ability to make payments on our indebtedness, including the subordinated notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the subordinated notes, or to fund our other liquidity needs.

The limited covenants relating to the subordinated notes do not protect you.

        The covenants in the Subordinated Indenture governing the subordinated notes are limited. In addition, the subordinated notes and the Subordinated Indenture do not limit our or our subsidiaries' ability to further issue additional subordinated notes, including additional notes of the same series as the subordinated notes, or to incur additional debt. As a result, the terms of the Subordinated Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Subordinated Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the subordinated notes.

There may be no active market for the subordinated notes.

        The subordinated notes offered hereby will be an addition to and form a single series with the existing subordinated notes. Currently, there is no established trading market for the subordinated notes. We do not intend to apply for listing of the subordinated notes on any national securities exchange or for quotation of the subordinated notes on any automated dealer quotation system. The underwriter has advised us that it presently intends to make a market in the subordinated notes. However, it is under no obligation to do so and may discontinue any market making activities at any time without any notice. A liquid or active trading market for the subordinated notes may not develop. If an active trading market for the subordinated notes does not develop, the market price and liquidity of the subordinated notes may be adversely affected. If the subordinated notes offered hereby are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

If a trading market for the subordinated notes develops, changes in the debt markets, among others, could adversely affect your ability to liquidate your investment in the subordinated notes and the market price of the subordinated notes.

        Many factors could affect the trading market for, and the trading value of, the subordinated notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the subordinated notes; the time remaining to the maturity of the subordinated notes; the ranking of the subordinated notes; the redemption features of the subordinated notes; the outstanding amount of subordinated notes with terms identical to the subordinated notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the subordinated notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the subordinated notes.

The subordinated notes are not insured or guaranteed by the FDIC.

        The subordinated notes are not savings accounts, deposits or other obligations of Byline Bank and are not insured by the FDIC or any other governmental agency or instrumentality.

A downgrade in our credit ratings or the ratings of Byline Bank could have a material adverse impact on us.

        The ratings of Byline Bancorp and Byline Bank's long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally, and we may not be able to maintain our current credit ratings. A reduction in Byline Bancorp or Byline Bank's credit ratings could also increase our borrowing costs and limit access to the capital markets.

        Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the subordinated notes.

        The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the subordinated notes. Any exercise of discretion by us under the terms of the subordinated notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the subordinated notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the subordinated notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.

The subordinated notes may be issued with original issue discount for U.S. federal income tax purposes.

        The subordinated notes may be issued with OID for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing OID in gross income (as ordinary income) as the OID accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See "Material U.S. Federal Income Tax Consequences."

 USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $         million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering for general corporate purposes, including as working capital and to further capitalize the Company's subsidiary bank, Byline Bank.

        Our management will have broad discretion in the use of the net proceeds from the sale of the subordinated notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement. Pending the use of the net proceeds as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at Byline Bank.

 CAPITALIZATION

        The following table sets forth our consolidated capitalization as of March 31, 2020 (i) on an actual basis and (ii) on an as adjusted basis to give effect to (a) the issuance of $50.0 million aggregate principal amount of the existing subordinated notes on June 26, 2020, and (b) the sale of $                    aggregate principal amount of subordinated notes offered hereby, after deducting the underwriting discount and estimated expenses. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of March 31, 2020 (in thousands)
	Actual	As Adjusted for this Offering
Cash and due from banks	$45,233	$
Liabilities:
Total deposits	4,238,836		4,238,836
Total short-term borrowings	640,647		640,647
Long-term borrowings:
Junior subordinated debentures issued to capital trusts, net	37,462		37,462
Subordinated notes	—			(1)

Total long-term borrowings	37,462

Accrued interest payable and other liabilities	55,142		55,142

Total liabilities	$4,972,087	$

Stockholders' equity:
Common stock, voting $0.01 par value; 150,000,000 shares authorized; 38,383,021 shares outstanding	380		380
Preferred stock	10,438		10,438
Additional paid-in capital	582,517		582,517
Retained earnings	160,652		160,652
Accumulated other comprehensive income, net of tax	10,348		10,348
Treasury stock, at cost, 118,486 shares	(1,668)		(1,668)
Total stockholders' equity	762,667		762,667

Total liabilities and stockholders' equity	$5,734,754	$

(1)
As adjusted includes (a) the issuance of $50.0 million aggregate principal amount of the existing subordinated notes on June 26, 2020, and (b) $         million aggregate principal amount of subordinated notes offered hereby, net of estimated issuance costs of approximately $                    .

DESCRIPTION OF SUBORDINATED NOTES

        The following summary of the subordinated notes does not purport to be complete and is qualified in its entirety by the Subordinated Indenture (as defined below), including the definitions therein of certain terms. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the Subordinated Indenture. For purposes of this "Description of Subordinated Notes," references to the "Company", "Byline", "we", and "us" include only Byline Bancorp and not its consolidated subsidiaries.

        The subordinated notes offered hereby will be an addition to, and fully fungible with, and will rank equally in right of payment with and form a single series with the $50,000,000 aggregate principal amount of our 6.000% fixed-to-floating rate subordinated notes due 2030 that we issued on June 26, 2020. The subordinated notes offered hereby will have terms identical to the terms of the existing subordinated notes, other than the settlement date and the offering price, will have the same CUSIP number as the existing subordinated notes and will trade interchangeably with the existing subordinated notes. The original issue date of the subordinated notes, including the subordinated notes offered hereby, is June 26, 2020. Unless otherwise noted below in this description, the description of the subordinated notes refers to the terms of our 6.000% Fixed-to-Floating Rate Subordinated Notes Due 2030, including both the existing subordinated notes and the subordinated notes offered hereby.

General

        The subordinated notes offered hereby will be issued under a subordinated indenture, dated as of June 26, 2020, as amended and supplemented by a first supplemental indenture, dated as of June 26, 2020, between Byline Bancorp and U.S. Bank National Association, as trustee, which together we refer to in this summary as the "Subordinated Indenture."

        The subordinated notes will be our general unsecured, subordinated obligations and will rank equally with all of our other unsecured, subordinated obligations from time to time outstanding, provided that the subordinated notes will rank senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries. The subordinated notes will rank junior to all of our existing and future Senior Indebtedness (as defined below) to the extent and in the manner set forth in the Subordinated Indenture. In addition, the subordinated notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The subordinated notes will be structurally subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary bank, Byline Bank. See "—Subordination." The subordinated notes will be obligations of Byline Bancorp only and will not be obligations of, and will not be guaranteed by, any of our subsidiaries. The subordinated notes are not deposits and are not insured by the FDIC or any other governmental agency.

        The subordinated notes will mature on July 1, 2030 (the "Maturity Date"), unless previously redeemed or otherwise accelerated. There is no sinking fund for the subordinated notes. We intend for the subordinated notes to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance, and interpretations of the Federal Reserve.

        Beginning with the interest payment date of July 1, 2025, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency) ("Federal Reserve Approval"), redeem the subordinated notes, in whole or in part, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The subordinated notes may not be redeemed by us prior to July 1, 2025, except that we may, at our option, subject to Federal Reserve Approval, redeem the subordinated notes in whole, but not in part, prior to maturity, including prior to July 1, 2025, upon the occurrence of a "Tax Event" or a "Tier 2 Capital Event" (as such terms are defined in the Subordinated Indenture) or if we are required to register as an investment company pursuant to the 1940 Act, in each case, at a price equal to 100% of the principal amount of the subordinated notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of The Depository Trust Company (with its successors, "DTC"). See "—Redemption." Notwithstanding the foregoing, pursuant to a commitment we have made to the Federal Reserve, for at least five years after the date of the issuance of subordinated notes offered by this prospectus supplement, we will not redeem the subordinated notes, whether issued on June 26, 2020 or on the date of the issuance of the subordinated notes offered by this prospectus supplement (except in the case of a redemption in the event of a "Tax Event," "Tier 2 Capital Event," or if we are required to register as an investment company pursuant to the 1940 Act as described above).

Additional Notes

        We may in the future from time to time, without notice to or consent of the holders of the subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional subordinated notes; provided that no such additional subordinated notes may be issued unless they will be fungible for U.S. securities law purposes and (1) such additional subordinated notes are issued pursuant to a "qualified reopening" of the subordinated notes offered hereby for U.S. federal income tax purposes, or (2) such additional subordinated notes are, and the subordinated notes offered hereby were, issued without OID for U.S. federal income tax purposes; and provided, further, that the additional subordinated notes have the same CUSIP number as the subordinated notes offered hereby. The subordinated notes offered hereby and any additional subordinated notes would rank equally and ratably and would be treated as a single series for all purposes under the Subordinated Indenture. No additional subordinated notes may be issued if any event of default has occurred and is continuing with respect to the subordinated notes.

Interest

        From and including the date of original issuance to, but excluding, July 1, 2025, or the date of earlier redemption (the "fixed rate period"), the subordinated notes will bear interest at a fixed rate of 6.000% per annum, payable semi-annually in arrears on January 1 and of July 1 each year (each, a "fixed rate interest payment date"), commencing on January 1, 2021. The last fixed rate interest payment date for the fixed rate period will be July 1, 2025.

        From and including July 1, 2025, to, but excluding, the Maturity Date or the date of earlier redemption (the "floating rate period"), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 588 basis points. For each quarterly interest period during the floating rate period, interest will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, a "floating rate interest payment date" and, together with the fixed rate interest payment dates, the "interest payment dates"), commencing on October 1, 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

        For the purpose of calculating the interest on the subordinated notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, "Three-Month Term SOFR" means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.

        The following definitions apply to the foregoing definition of Three-Month Term SOFR:

        "Benchmark" means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related

Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

        "Reference Time" with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

        "SOFR" means the secured overnight financing rate published by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.

        "Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Term SOFR Administrator" means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

        "Three-Month Term SOFR Conventions" means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of "interest period," timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

        The terms "Benchmark Replacement," "Benchmark Replacement Conforming Changes," "Benchmark Replacement Date," "Benchmark Transition Event" and "Corresponding Tenor" and have the meanings set forth below under the heading "—Effect of Benchmark Transition Event."

        Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading "—Effect of Benchmark Transition Event," which we refer to as the "benchmark transition provisions," will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement plus 588 basis points.

        Absent manifest error, the calculation agent's determination of the interest rate for an interest period for the subordinated notes will be binding and conclusive on you, the trustee and us. The calculation agent's determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent's principal offices, will be made available to any holder of the subordinated notes upon request and will be provided to the trustee.

        Interest on the subordinated notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and on the basis of a 360-day year and the actual number of days elapsed during the floating rate period.

        Interest on the subordinated notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term "interest period," we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the subordinated notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

        Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the subordinated notes are registered at the close of business on a special record date for the payment of defaulted interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which the subordinated notes may be listed. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the corporate trust office of the trustee or other paying agent, or, at our option in the event the subordinated notes are not represented by global notes, by check mailed to the address of each holder of registered securities as such holders appear in the applicable securities register.

        If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the subordinated notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

        When we refer to a "business day" with respect to the subordinated notes, we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York or in the city where the corporate trust office of the trustee is located are authorized or required by law, regulation or executive order to close.

Ranking

        The subordinated notes are our general unsecured, subordinated obligations and are:

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  junior in right of payment to any of our existing and future Senior Indebtedness (as defined below);
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  equal in right of payment with any of our existing and future subordinated indebtedness;
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  senior to our obligations relating to any junior subordinated debt securities issued to our capital trust subsidiaries, as well as all of our future indebtedness the terms of which provide that such indebtedness ranks junior to the subordinated notes;
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  effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
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  structurally subordinated to any existing and future liabilities and obligations of our subsidiaries.

Subordination

        The subordinated notes are junior in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, under certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes.

        The Subordinated Indenture does not restrict us or any of our subsidiaries in any way now or in the future from incurring any debt, whether Senior Indebtedness, secured debt or indebtedness that would be pari passu with or subordinate to the subordinated notes.

        The Subordinated Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes under the following circumstances, subject to certain conditions:

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  in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our assets, or (b) any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of our assets and liabilities;
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  in the event and during the continuation of any default in the payment of principal of or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto or in the event of default with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof or judicial proceedings are pending in respect of such default; or
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  in the event that any subordinated notes have been declared due and payable before their stated maturity.

        If the trustee or any holders of subordinated notes receives any payment or distribution that is prohibited under the subordination provisions, and if such fact shall, at or prior to the time of such payment, have been made known to the trustee or, as the case may be, such holder, then and in such event such payment shall be paid over and delivered forthwith to us or to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.

        The Subordinated Indenture defines "Senior Indebtedness" as:

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  our obligations for money borrowed or purchased;
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  indebtedness evidenced by bonds, debentures, notes or similar instruments;
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  similar obligations arising from off-balance sheet guarantees and direct credit substitutes;
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  reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities;
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  obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
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  capital lease obligations;
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  obligations associated with derivative products, including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;
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  obligations of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and
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  any of our obligations to our general creditors,

unless, in any case in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated notes or to other debt that is pari passu with or subordinate to the subordinated notes.

        Senior Indebtedness does not include:

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  trade accounts payable arising in the ordinary course of business;
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  any debt of ours which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to us;
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  any debt to any employee of ours; or
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  any debt that expressly states that it is junior to, or ranks equally in right of payment with, the subordinated notes.

        As of June 30, 2020, we (at the holding company level) had no Senior Indebtedness outstanding, $45.0 million in indebtedness (consisting of the aggregate principal amount at par of our junior subordinated debentures issued to our capital trust subsidiaries) ranking junior to the subordinated notes, and $50.0 million in aggregate principal amount of the existing subordinated notes outstanding. As of June 30, 2020, Byline Bank had $5.0 billion of deposits, $4.0 million of FHLB advances, $449.9 million of Federal Reserve PPPLF advances and $56.5 million of customer repurchase agreements to which the subordinated notes will be structurally subordinated.

        We are a bank holding company and substantially all of our assets are held by our direct and indirect subsidiaries. We rely on dividends and other payments or distributions from our subsidiaries to pay the interest on our debt obligations (such as the subordinated notes offered hereby), which interest expense was $2.4 million and $2.1 million for each of the years ended December 31, 2019 and 2018, respectively (holding company only). Federal and state bank regulations impose certain restrictions on the ability of our bank subsidiaries to pay dividends directly or indirectly to us, to make any extensions of credit to us or certain of our affiliates and to invest in our stock or securities. These regulations also prevent us from borrowing from our bank subsidiaries unless the loans are secured by collateral. Accordingly, we may not have access to sufficient cash to make payments on the subordinated notes. See "Risk Factors."

        Because we are a holding company, our rights and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon the liquidation, reorganization, dissolution or winding up of any of our subsidiaries will be structurally subordinated to all existing and future liabilities of such subsidiary and, as such, would be subject to the prior claims of the creditors of such subsidiary (except to the extent that we are a creditor with a recognized claim). In the event of any such distribution of assets of Byline Bank due in part to its status as an insured depository institution, the claims of its depositors and other general or subordinated creditors would be entitled to priority over claims of its shareholders, including us as its parent holding company and any creditor of ours, such as holders of the subordinated notes.

No Additional Amounts

        In the event that any payment on the subordinated notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the subordinated notes, see "Material U.S. Federal Income Tax Consequences."

Redemption

        We may, at our option, beginning with the interest payment date of July 1, 2025, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, pursuant to a commitment we have made to the Federal Reserve, for at least five years after the date of the issuance of subordinated notes offered by this prospectus supplement, we will not redeem the subordinated notes, whether issued on June 26, 2020 or on the date of the issuance of the subordinated notes offered by this prospectus supplement (except in the case of a redemption upon the occurrence of a "Tax Event", "Tier 2 Capital Event," or if we are required to register as an investment company pursuant to the 1940 Act as described below).

        The subordinated notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the subordinated notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, at any time, including before July 1, 2025, upon the occurrence of:

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  a "Tax Event," defined in the Subordinated Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "administrative or judicial action"); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the subordinated notes, there is more than an insubstantial risk that interest payable by us on the subordinated notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;
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  "Tier 2 Capital Event," defined in the Subordinated Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the subordinated notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the subordinated notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the subordinated notes, there is more than an insubstantial risk that we will not be entitled to treat the subordinated notes then outstanding as "Tier 2 Capital" (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any subordinated notes are outstanding; or

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  the Company becoming required to register as an investment company pursuant to the 1940 Act.

        In the event of any redemption of the subordinated notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of subordinated notes not less than 10 nor more than 60 days prior to the redemption date. We will provide written notice to the trustee prior to the close of business two business days prior to the redemption date (or such shorter period as may be acceptable to the trustee) if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.

        Any partial redemption will be made in accordance with DTC's applicable procedures among all of the holders of the subordinated notes. If any subordinated note is to be redeemed in part only, the notice of redemption relating to such subordinated note shall state the portion of the principal amount thereof to be redeemed. A replacement subordinated note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The subordinated notes are not subject to redemption or prepayment at the option of the holders.

Events of Default

        Under the Subordinated Indenture, an event of default permitting acceleration of the maturity of the subordinated notes will occur with respect to the subordinated notes only upon our bankruptcy, insolvency, liquidation, reorganization or similar event. If an event of default permitting acceleration of the maturity of the subordinated notes occurs and is continuing, the principal amount of all the subordinated notes will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. The foregoing provision would, in the event of our bankruptcy or insolvency, be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature and status of the payment claims of the holders of the subordinated notes.

        If we default in our obligation to pay any interest on the subordinated notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, then the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated notes of the performance of any covenant or agreement in the Subordinated Indenture. The trustee and holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except upon our bankruptcy, insolvency, liquidation, receivership or similar event.

        The Subordinated Indenture also provides that the holders of not less than a majority in principal amount of the subordinated notes may waive any past default with respect to the subordinated notes and its consequences, except a default consisting of:

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  our failure to pay the principal of or interest on the subordinated notes; or
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  a default relating to a covenant or provision contained in the Subordinated Indenture that cannot be modified or amended without the consent of the holders of each outstanding subordinated note.

        The Subordinated Indenture contains a provision entitling the trustee to be indemnified by the holders of the outstanding subordinated notes before proceeding to exercise any right or power under the Subordinated Indenture at the holders' request or direction. The holders of a majority in principal amount of the outstanding subordinated notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the subordinated notes. However, such direction may not conflict with any rule of law or with the Subordinated Indenture, and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction.

        The Subordinated Indenture provides that no holder of the subordinated notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

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  such holder has previously given written notice to the trustee of a continuing event of default with respect to the subordinated notes;
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  the holders of not less than 25% in principal amount of the outstanding subordinated notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee hereunder;
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  such holder or holders have offered security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
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  the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and
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  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding subordinated notes of such series.

        These limitations do not apply to a suit instituted by a holder of subordinated notes for the enforcement of payment of the principal of or interest on the subordinated notes on or after the maturity date.

Modification

        Except as set forth below, modification and amendment of the Subordinated Indenture as applicable to the subordinated notes may be made only with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated notes and each other series of debt securities issued under the Subordinated Indenture and affected by such modification or amendment.

        No modification or amendment of the Subordinated Indenture as applicable to the subordinated notes may, without the consent of each holder affected thereby, do any of the following:

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  change the stated maturity or due date of the principal of or interest payable on the subordinated notes;
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  reduce the principal amount of or the rate or amount of interest on the subordinated notes;
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  reduce any premium payable upon the redemption of the subordinated notes;
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  reduce the amount of the principal which would be due and payable upon acceleration, by declaration or otherwise;
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  change any place of payment where, or the coin or currency in which, the subordinated notes or any premium or interest thereon is payable;
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  impair the right to institute suit for the enforcement of any payment on or with respect to the subordinated notes;
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  modify the provisions of the Subordinated Indenture with respect to the subordination of the subordinated notes in a manner adverse to the holders;

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  reduce the percentage of the holders of the subordinated notes necessary (1) to modify or amend the Subordinated Indenture, or (2) to waive compliance with certain provisions thereof or certain defaults and consequences thereunder; and
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  modify any of the provisions with respect to the waiver of past defaults and waivers of certain covenants.

        We and the trustee may modify or amend the Subordinated Indenture as applicable to the subordinated notes, without the consent of any holder of the subordinated notes, for any of the following purposes:

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  to evidence the succession of another person to us under, and the assumption by any such successor of the covenants set forth in, the Subordinated Indenture and the subordinated notes;
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  to add to the covenants for the benefit of the holders of the subordinated notes;
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  to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to secure the subordinated notes, or to provide for guarantees of the subordinated notes;
  •
  to surrender any right or power conferred upon us in the Subordinated Indenture;
  •
  to add additional events of default for the benefit of the holders of the subordinated notes;
  •
  to add to or change any of the provisions of the Subordinated Indenture to such extent as shall be necessary to permit or facilitate the issuance of subordinated notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of subordinated notes in uncertificated form;
  •
  to add to, change or eliminate any of the provisions of the Subordinated Indenture in respect of all or any subordinated notes; provided that any such addition, change or elimination (1) shall neither (a) apply to any subordinated note issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (b) modify the rights of the holder of any such subordinated notes with respect to such provision or (2) shall become effective only when there is no such subordinated notes outstanding;
  •
  to establish the form and terms of any additional series of debt securities under the Subordinated Indenture as permitted by the terms thereof;
  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the subordinated notes and to add to or change any of the provisions of the Supplemental Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;
  •
  to comply with the requirements of the SEC in order to effect or maintain qualification of the Subordinated Indenture under the Trust Indenture Act;
  •
  to add to or change any of the provisions of the Subordinated Indenture with respect to any securities that by their terms may be converted into securities or other property other than securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such securities;
  •
  to comply with the rules and regulations of any a clearing agency that is to act as depositary for the subordinated notes;
  •
  to supplement the provisions in the Subordinated Indenture to permit or facilitate the defeasance and discharge or covenant defeasance of the subordinated notes; provided, that any such action shall not adversely affect the interests of the holders of subordinated notes in any material respect; or
  •
  to cure any ambiguity, to correct or supplement any provision in the Subordinated Indenture which may be defective or inconsistent with any other provision in the Subordinated Indenture, or to make any other provisions with respect to matters or questions arising under the Subordinated Indenture, provided that such action shall not adversely affect the interests of the holders of the subordinated notes in any material respect.

        No modification or amendment of the Subordinated Indenture that adversely affects the superior position of any holder of Senior Indebtedness will be effective against any such holder of Senior Indebtedness unless such holder of Senior Indebtedness will have consented to such modification or amendment.

Merger, Consolidation or Sale of Assets

        We may not (i) consolidate with or merge into any other entity, (ii) convey, transfer or lease our properties and assets substantially as an entirety to any entity other than a conveyance, transfer or lease to one or more of our subsidiaries, or (iii) permit any entity to consolidate with or merge into us, unless:

  •
  the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental, the due and punctual payment of the principal of and interest on all the subordinated notes and the performance or observance of every covenant of the Subordinated Indenture to be performed or observed by us;
  •
  immediately after giving effect to the transaction, no default, and no event which, after notice or lapse of time or both, would become a default, shall have happened and be continuing; and
  •
  we deliver to the trustee an officer's certificate and an opinion of counsel stating that the consolidation, merger, conveyance, transfer or lease and any supplemental indenture comply with the relevant provisions of the Subordinated Indenture.

        Upon any such consolidation or merger, or conveyance, transfer or lease, the successor entity formed, or into which we are merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, us under the Subordinated Indenture, as supplemented.

        This covenant would not apply to any recapitalization transaction, change of control of us or a transaction in which we incur a large amount of additional debt unless the transaction or change of control included a merger or consolidation or transfer of all or substantially all of our assets. There are no covenants or other provisions in the Subordinated Indenture providing for a put option or increased interest or that would otherwise afford holders of the subordinated notes additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur or acquire a large amount of additional debt.

        Although there is a limited body of case law interpreting the phrase "substantially as an entirety" and similar phrases, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person "substantially as an entirety."

Satisfaction and Discharge

        The Subordinated Indenture provides that when, among other things, all subordinated notes not previously delivered to the trustee for cancellation:

  •
  have become due and payable, or
  •
  will become due and payable at their stated maturity within one year, or
  •
  are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee,

and we deposit or cause to be deposited with the trustee as trust funds in trust for such purpose money, in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and any premium and interest to the date of such deposit (in the case of subordinated notes which have become due and payable) or to the Maturity Date or the date of redemption, as the case may be, then, upon our request, the Subordinated Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Indenture with respect to the subordinated notes.

Defeasance

        We may discharge our obligations under the Subordinated Indenture and the subordinated notes in a legal defeasance, or release ourselves from certain or all of our covenant restrictions under the Subordinated Indenture and the subordinated notes in a covenant defeasance, if the following applicable conditions have been satisfied:

  •
  we have irrevocably deposited in trust with the trustee money or U.S. government obligations sufficient to pay and discharge the entire indebtedness on all outstanding subordinated notes for principal and interest to the Maturity Date or the date of redemption;
  •
  no event which is, or after notice or lapse of time or both would become, a default with respect to the subordinated notes shall have occurred and be continuing at the time of such deposit or at any time on or prior to the 90th day after the date of such deposit;
  •
  such defeasance shall not (A) cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act or (B) result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder;
  •
  such defeasance will not result in a breach or violation, or constitute a default under, any other agreement or instrument to which we are a party or bound;
  •
  if the subordinated notes are then listed on any national securities exchange, such defeasance shall not cause the subordinated notes to be delisted;
  •
  for legal defeasance, we have delivered to the trustee an opinion of counsel stating that (A) we received from, or there has been published by, the Internal Revenue Service a ruling or (B) there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the holders of the subordinated notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to the subordinated notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;
  •
  for covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that holders of the subordinated notes will not recognize gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
  •
  at the time of such deposit, (A) no default in the payment of any principal of or premium or interest on any Senior Indebtedness shall have occurred and be continuing, (B) no event of default with respect to any Senior Indebtedness shall have resulted in such Senior Indebtedness becoming, and continuing to be, due and payable prior to the date on which it would otherwise have become due and payable (unless payment of such Senior Indebtedness has been made or duly provided for), and (C) no other event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting (after notice or lapse of time or both) the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable; and
  •
  certain other conditions set forth in the Subordinated Indenture.

        Any defeasance of the subordinated notes pursuant to the Subordinated Indenture will be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the subordinated notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the subordinated notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Effect of Benchmark Transition Event

        Benchmark Replacement.    If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

        Benchmark Replacement Conforming Changes.    In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

        Certain Defined Terms.    As used herein:

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then

        "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

          (1)   Compounded SOFR;

          (2)   the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

          (3)   the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

          (4)   the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

          (1)   the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

          (2)   if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

          (3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "interest period," timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

          (1)   in the case of clause (1) of the definition of "Benchmark Transition Event," the relevant Reference Time in respect of any determination;

          (2)   in the case of clause (2) or (3) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

          (3)   in the case of clause (4) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

        For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

          (1)   if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

          (2)   a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

          (3)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

          (4)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

          (1)   the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

          (2)   if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

        For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of 588 basis points per annum.

        "Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

        The terms "Federal Reserve Bank of New York's Website," "Reference Time," "Relevant Governmental Body," "SOFR" and "Term SOFR" have the meanings set forth above under the heading "—Interest."

Determinations and Decisions

        The calculation agent is expressly authorized to make certain determinations, decisions and elections under the terms of the subordinated notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision or election that may be made by the calculation agent under the terms of the subordinated notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

  •

  will be conclusive and binding on the holders of the subordinated notes and the trustee absent manifest error;

  •
  if made by us as calculation agent, will be made in our sole discretion;
  •
  if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and
  •
  notwithstanding anything to the contrary in the Subordinated Indenture, shall become effective without consent from the holders of the subordinated notes, the trustee or any other party.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

        The subordinated notes offered hereby will be issued only in fully registered form, without interest coupons, and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        The subordinated notes offered hereby will be evidenced by one or more global notes which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC (collectively, the "global note"). We issued such a global note having an aggregate principal amount of $50,000,000 and registered in the name of Cede to represent the existing subordinated notes at the time the existing subordinated notes were issued. Except as set forth below, record ownership of the global note may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        The global note will not be registered in the name of any person, or exchanged for subordinated notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

  •

  DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary;

  •
  an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing; or
  •
  we execute and deliver to the trustee a company order stating that the global note shall be so transferable and exchangeable.

        In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such subordinated notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations. In connection with any proposed exchange of a global note for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

        DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

  •

  you cannot get subordinated notes registered in your name if they are represented by the global note;

  •
  you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;
  •
  you will not be considered to be the owner or holder of the global note or any note it represents for any purpose, including notices; and
  •
  all payments on the global note will be made to DTC or its nominee.

        The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

        Only institutions (such as a securities broker or dealer) that have accounts with DTC or its nominee (called "participants") and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

        Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

        We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

        You may exchange or transfer the subordinated notes at the corporate trust office of the trustee under the Subordinated Indenture for the series of subordinated notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the subordinated notes, but Byline may require payment of a sum sufficient to cover any applicable tax or other governmental charge. The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

        We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the subordinated notes represented by the global note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in subordinated notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We also understand that neither DTC nor Cede will consent or vote with respect to the subordinated notes. We have been advised that under its usual procedures, DTC will mail or send an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the subordinated notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the subordinated notes represented by the global note as to which such participant has, or participants have, given such direction.

        DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants.

        Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the global note, including for payments made on the global note, and we and the trustee are not responsible for maintaining, supervising or reviewing any of those records.

Calculation Agent

        We will appoint a calculation agent for the subordinated notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the subordinated notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent. The trustee will have no responsibility for any act or omission of the calculation agent.

The Trustee

        The trustee under the Subordinated Indenture is U.S. Bank National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity satisfactory to the trustee.

        U.S. Bank National Association, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated. In the event of such resignation, we would be required to appoint a successor trustee under the Subordinated Indenture for the subordinated notes.

        From time to time, we and our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. We also maintain banking relationships with U.S. Bank National Association and its affiliates in the ordinary course of business. These banking relationships include U.S. Bank National Association providing us with general banking services. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Payment and Paying Agents

        We will pay principal and interest on the subordinated notes at the corporate trust office of the trustee or at such other place that we appoint in accordance with the Subordinated Indenture.

        We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest.

        Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us, or (if then held by us) be discharged from such trust. After repayment to us, you are entitled to seek payment only from us as an unsecured general creditor.

Governing Law

        The Subordinated Indenture and the subordinated notes are governed by and construed in accordance with the laws of the State of New York. The Subordinated Indenture provides that we and the trustee, and each holder of a subordinated note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Subordinated Indenture or the subordinated notes, or any transaction contemplated thereby.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the subordinated notes described in this prospectus supplement. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the U.S. Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring, owning or disposing of the subordinated notes.

        This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, including without limitation, banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, qualified retirement plans, governmental entities, dealers in securities or foreign currency, real estate investment trusts, thrifts, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships or other pass-through entities (or investors in such entities), U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar, U.S. Holders that hold subordinated notes through non-U.S. brokers or other non-U.S. intermediaries, persons required to accelerate the recognition of any item of income as a result of such income being included on an applicable financial statement, U.S. expatriates and former long-term residents of the United States or persons that hold the subordinated notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to those holders that purchase notes for cash in this offering at their "issue price" (which is the first price at which a substantial amount of the subordinated notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that hold the subordinated notes as capital assets (generally, property held for investment). Moreover, this discussion does not address the effect of any alternative minimum tax, state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).

        If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a holder of subordinated notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the subordinated notes, you should consult your own tax advisor about the tax consequences of acquiring, owning and disposing of the subordinated notes.

        Investors considering the purchase of subordinated notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or non-U.S. tax laws and tax treaties.

Qualified Reopening Status of this Offering

        We intend to treat the subordinated notes offered hereby as issued pursuant to a "qualified reopening," within the meaning of Treasury Regulation section 1.1275-2(k), of the existing subordinated notes that were issued on June 26, 2020. For U.S. federal income tax purposes, debt instruments issued in a "qualified reopening" are considered to be part of the same issue, with the same issue date and same issue price, as the corresponding original debt instruments. Accordingly, and notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, if the subordinated notes are treated as a "qualified reopening" for U.S. federal income tax purposes, the subordinated notes will have the same issue date and the same issue price as the existing subordinated notes. The remainder of this discussion assumes that the subordinated notes offered hereby will be treated as a "qualified reopening" of the subordinated notes.

Further Reopenings

        Except as provided in a prospectus supplement relating thereto, we expect that additional subordinated notes issued by us in any future reopening will be issued such that they will be considered part of the original issuance to which they relate.

Pre-Issuance Accrued Interest

        A portion of the price paid for the subordinated notes offered hereby will be allocable to interest that accrued from June 26, 2020 to but excluding            , 2020 ("pre-issuance accrued interest"). We intend to take the position that a portion of the first interest payment on the subordinated notes offered hereby, equal to the amount of the pre-issuance accrued interest, is a nontaxable return of a portion of the purchase price paid for the subordinated notes rather than interest. Your basis in the subordinated notes offered hereby in such case will not include the portion of the purchase price attributable to such pre-issuance accrued interest. References in this discussion to the issue price do not include the portion of the purchase paid for the subordinated notes that is allocable to the pre-issuance accrued interest and references to stated interest do not include the portion of the first interest payment equal to the pre-issuance accrued interest. You should consult your own tax advisor concerning the treatment of the pre-acquisition accrued interest.

Federal Tax Consequences to U.S. Holders

        You are a U.S. Holder for purposes of this discussion if you are a beneficial owner of a subordinated note and, for U.S. federal income tax purposes, you are:

  •
  an individual who is a citizen or resident of the United States;
  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
  •
  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Payments of Interest and Original Issue Discount

        Under applicable Treasury Regulations, a debt instrument will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at a single fixed rate and one or more qualified floating rates, (iii) the debt instrument provides that a qualified floating rate in effect at any time during the term of the instrument is set at a current value of that rate, and (iv) the debt instrument generally does not provide for any principal payments that are contingent (within the meaning of the Treasury Regulations). A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. We expect that the subordinated notes will meet the requirements for being variable rate debt instruments and we intend to treat the subordinated notes as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest ("QSI") on the subordinated notes generally will be taxable to you as ordinary income at the time such QSI is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to variable rate debt instruments.

        The subordinated notes will be treated as issued with OID for U.S. federal income tax purposes if the issue price of the subordinated notes is less than the stated redemption price at maturity by more than a de minimis amount. The stated redemption price at maturity for the subordinated notes is the sum of (i) the principal amount of the subordinated notes and (ii) any interest on the subordinated notes that is not QSI. The issue price of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). As discussed below, solely for purposes of calculating OID, special rules apply for determining the "maturity" of a subordinated note. If the subordinated notes are issued with OID, a U.S. Holder generally must include such OID in taxable income (as ordinary income) as such OID accrues in accordance with a constant yield method based on a compounding of interest, regardless of the U.S. Holder's regular method of accounting for U.S. federal income tax purposes. Thus, a U.S. Holder generally will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. Any amounts included in income as OID with respect to a subordinated note will increase the U.S. Holder's adjusted basis in the subordinated note.

        Under applicable Treasury Regulations, to determine the amount of QSI and OID in respect of a variable rate debt instrument, an "equivalent fixed rate debt instrument" must be constructed. The equivalent fixed rate debt instrument of a variable rate debt instrument that has an initial fixed rate followed by one or more qualified floating rates, such as the subordinated notes, is constructed as follows: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of a subordinated note as of the subordinated note's issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each floating rate (including the floating rate determined under clause (i) of this paragraph) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the subordinated notes). When the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of subordinated notes will account for such OID, if any, and QSI as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the subordinated notes during the accrual period.

        The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the subordinated notes, that provide an issuer with the option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. Under the terms of the subordinated notes, if the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the subordinated notes will be minimized if the subordinated notes are redeemed immediately before the change in the interest rate on July 1, 2025, and, therefore, the subordinated notes will be treated as maturing on such date for OID purposes. This assumption is made solely for purposes of determining whether the subordinated notes are issued with OID for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the subordinated notes at any time. If, contrary to this presumption, the subordinated notes are not redeemed prior to the change in the interest rate on July 1, 2025, then, solely for OID purposes, the subordinated notes will be deemed to be reissued at their adjusted issue price on July 1, 2025. This deemed reissuance should not result in taxable gain or loss to U.S. Holders.

Disposition of the Subordinated Notes

        You generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition (including an early redemption) of a subordinated note equal to the difference, if any, between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent you have not previously included such amounts in income) and (ii) your adjusted basis in the subordinated note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. Your adjusted basis in a subordinated note generally will equal the amount you paid for the subordinated note, increased by any OID previously included in your gross income with respect to the subordinated note (including OID accrued in the year of the sale or other disposition) and decreased by any payments you received other than QSI. Any such gain or loss will be long-term capital gain or loss if you held the subordinated note for more than one year at the time of the disposition. Long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

        Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (i) the U.S. Holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of the subordinated notes and OID, if any); and (ii) the excess of the U.S. Holder's modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual's circumstances). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of the subordinated notes.

Information Reporting and Backup Withholding

        Payments of stated interest which is QSI, accruals of OID and the proceeds of a disposition (including a retirement or redemption) of subordinated notes may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. Holders, such as corporations.

        Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless you provide the applicable withholding agent with your taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding. Backup withholding will also apply if the payor is notified by the IRS that you are subject to backup withholding because of a failure to report payments of interest and dividends properly.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Federal Income Tax Consequences to Non-U.S. Holders

        You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of a subordinated note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Interest on the Subordinated Notes

        Subject to the discussion below under the headings "—Information Reporting and Backup Withholding" and "Foreign Account Tax Compliance Act," payments of interest (which, for purposes of this discussion of Non-U.S. Holders, shall include any OID) on the subordinated notes generally will be exempt from U.S. federal income and withholding tax under the "portfolio interest" exemption if you properly certify as to your non-U.S. status, as described below, and:

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
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  you are not a bank whose receipt of interest on the subordinated notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;
  •
  you are not a "controlled foreign corporation" for U.S. federal income tax purposes that is treated as related to us for U.S. federal income tax purposes; and
  •
  interest on the subordinated notes is not effectively connected with your conduct of a U.S. trade or business.

        The portfolio interest exemption applies only if you appropriately certify as to your non-U.S. status. You generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If you hold the subordinated notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to your agent. Your agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below (see "—Income or Gain Effectively Connected with a U.S. Trade or Business").

Disposition of the Subordinated Notes

        Subject to the discussion below under the headings "—Information Reporting and Backup Withholding" and "Foreign Account Tax Compliance Act," you generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of a subordinated note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under "—Interest on the Subordinated Notes") unless:

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  the gain is effectively connected with the conduct by you of a U.S. trade or business; or
  •
  you are an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

        If you are a Non-U.S. Holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see "—Income or Gain Effectively Connected with a U.S. Trade or Business"). If you are a Non-U.S. Holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable income tax treaty provides otherwise.

Income or Gain Effectively Connected with a U.S. Trade or Business

        If any interest on the subordinated notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the subordinated notes is effectively connected with a U.S. trade or business conducted by you, then you generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the subordinated notes is effectively connected income, the U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided) unless an applicable income tax treaty provides otherwise. You generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or appropriate substitute or successor) to the applicable withholding agent. In addition, if you are a corporation for U.S. federal income tax purposes, that portion of your earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a "branch profits tax" at a 30% rate (or a lower applicable income tax treaty rate).

Information Reporting and Backup Withholding

        Payments to you of interest on a subordinated note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and may also be made available to the tax authorities of the country in which you are a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding (currently at a rate of 24%) generally will not apply to payments of interest on a subordinated note to a Non-U.S. Holder if the certification described in "—Interest on the Subordinated Notes" above is provided by the Non-U.S. Holder, or the Non-U.S. Holder otherwise establishes an exemption.

        Proceeds from a disposition (including a retirement or redemption) of a subordinated note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify, under penalties of perjury, as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of a subordinated note effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that you are a Non-U.S. Holder and certain other conditions are met, or you otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of interest on, and the gross proceeds from a disposition (including a retirement or redemption) of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements regarding U.S. account holders and U.S. owners of such entity's equity and debt. Pursuant to proposed Treasury Regulations

(upon which taxpayers are permitted to rely until final Treasury Regulations are issued), this withholding tax generally will not apply to payments of gross disposition proceeds. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of subordinated notes may be eligible for a refund or credit of such taxes. Prospective purchasers of the subordinated notes should consult their own tax advisors regarding these withholding and reporting provisions.

        The preceding discussion of material U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the subordinated notes, including the consequences of any proposed change in applicable laws.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, an "ERISA Plan"), should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the subordinated notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (together with ERISA Plans, "Plans") from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws ("Similar Laws").

        The acquisition and holding of the subordinated notes or any interest therein by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") with respect to which we or any paying agent or any of our or its respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the subordinated notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the subordinated notes, or any interest therein. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code (the "service provider exemption") may provide an exemption for the purchase and sale of the subordinated notes, provided that (i) the issuer of the subordinated notes is not a party in interest or disqualified person with respect to an investing Plan other than by reason of providing services to the Plan or a relationship to a service provider, (ii) neither the issuer of the subordinated notes nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Any purchaser or holder of the subordinated notes or any interest therein will be deemed to have represented by its purchase and holding of the subordinated notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing or holding the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase, holding and disposition of the subordinated notes, or any interest in the subordinated notes, will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the subordinated notes or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the potential consequences under ERISA and Section 4975 of the Code, and, if applicable, the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the subordinated notes have exclusive responsibility for ensuring that their purchase and holding of the subordinated notes or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any subordinated notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a recommendation to make such a purchase or a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

        The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING

        We have entered into an underwriting agreement, dated                        , 2020 (the "Underwriting Agreement"), with Keefe, Bruyette & Woods, Inc., or the underwriter, with respect to the subordinated notes. Subject to certain conditions, the underwriter has agreed to purchase the aggregate principal amount of subordinated notes set forth next to its name in the following table.

Underwriter	Principal Amount of Subordinated Notes
Keefe, Bruyette & Woods, Inc.	$

Total	$

        The Underwriting Agreement provides that the obligations of the underwriter to purchase the subordinated notes offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the subordinated notes if any of the subordinated notes are purchased.

        The subordinated notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the subordinated notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of        % of the principal amount per note. After the initial offering, the underwriter may change the offering price and the other selling terms. The offering of the subordinated notes by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

Discounts, Commission and Expenses

        The following table shows the public offering price, the underwriting discounts and commissions that we will pay the underwriter and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the subordinated notes offered hereby).

	Per Subordinated Note	Total
Public offering price(l)%		$
Underwriting discounts and commissions paid by us	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest from June 26, 2020, to, but excluding                , 2020, totaling $                .

        We estimate that our total expenses for this offering, including our reimbursement of the underwriter for its out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $                    . In accordance with FINRA Rule 5110, the underwriter's reimbursed expenses are deemed underwriting compensation for this offering.

Indemnification

        We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

No Public Trading Markets

        The subordinated notes offered hereby will be in addition to and form a single series with the existing subordinated notes. There is currently no public trading market for the subordinated notes. In addition, we have not applied and do not intend to apply to list the subordinated notes on any national securities exchange or to have the subordinated notes quoted on an automated dealer quotation system. The underwriter has advised us that it intends to make a market in the subordinated notes. However, the underwriter is not obligated to do so and may discontinue any market-making in the subordinated notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the subordinated notes will develop or continue, that you will be able to sell your subordinated notes at a particular time, or that the price that you receive when you sell will be favorable.

No Sale of Similar Securities

        We have agreed with the underwriter that for a period of 45 days from the date of the Underwriting Agreement, we and our subsidiaries will not, without the prior consent of the underwriter, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.

Stabilization

        In connection with this offering of the subordinated notes, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the subordinated notes in the open market for the purpose of pegging, fixing or maintaining the price of the subordinated notes. Syndicate covering transactions involve purchases of the subordinated notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the subordinated notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, it may discontinue such activities at any time without notice.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the subordinated notes. In addition, neither we nor any of the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or its affiliates.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriter or its affiliates is not part of this prospectus supplement, the accompanying prospectus or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.

Our Relationships with the Underwriter

        The underwriter and its affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the subordinated notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which action for that purpose is required. The subordinated notes offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus, or any other offering material or advertisements in connection with the offer and sale of any such securities, be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement and the accompanying prospectus comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

        We expect that delivery of the subordinated notes will be made against payment therefor on or about                        , 2020, which will be the                business day following the date hereof (such settlement being referred to as "T+        "). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the subordinated notes prior to the delivery of the subordinated notes hereunder will be required, by virtue of the fact that the subordinated notes initially settle in T+        , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the subordinated notes who wish to trade the subordinated notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area (the "EEA"), each a Member State, no offer of the subordinated notes to the public has been or will be made in that Member State, except that offers of the subordinated notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

  •
  to any legal entity which is a "qualified investor" as defined in the Prospectus Regulation;
  •
  to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
  •
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of subordinated notes shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of the above provisions, the expression "an offer of subordinated notes to the public" in relation to any subordinated notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any subordinated notes to be offered so as to enable an investor to decide to purchase or subscribe for any subordinated notes, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

United Kingdom

        This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

        In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

 LEGAL MATTERS

        Certain legal matters in connection with this offering, including the validity of the subordinated notes offered hereby, will be passed upon for us by Vedder Price P.C., Chicago, Illinois. Certain other legal matters in connection with this offering will be passed upon for us by our General Counsel, Donald J. Gibson, Jr. Certain legal matters in connection with this offering will be passed upon for the underwriter by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.

EXPERTS

        The consolidated financial statements of Byline Bancorp, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been audited by Moss Adams LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, incorporated by reference into this prospectus supplement and the accompanying prospectus. Such financial statements have been so incorporated in the reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$200,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Purchase Contracts
Units

        From time to time, we may offer up to $200,000,000 (or the equivalent thereof in any other currency) of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time they are offered for sale. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. Prospectus supplements may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with additional information described under "Where You Can Find More Information", carefully before you invest in our securities. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement describing the terms of the offering of those offered securities. We may sell the securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, or a combination thereof. See "Plan of Distribution" for a more complete description of the ways in which the securities may be sold. The names of any underwriters, dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions or other arrangements will be set forth in a prospectus supplement.

        Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BY".

        Investing in our securities involves risks. You should read carefully and consider the risks referenced under "Risk Factors" beginning on page 3 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus, dated September 25, 2019

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000 (or the equivalent thereof in any other currency). This prospectus provides you with a general description of the securities we or the Selling Stockholders may offer.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," before investing in any of the securities offered.

        THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

        This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

Certain Defined Terms

        Unless we state otherwise or the context otherwise requires, references in this prospectus to:

  •
  "we", "our", "us", "ourselves", "Byline" and "the company" refer to Byline Bancorp, Inc., a Delaware corporation, and its consolidated subsidiaries;

  •
  our "bank" and "Byline Bank" refer to Byline Bank, an Illinois state-chartered bank, and direct wholly-owned subsidiary of Byline Bancorp, Inc.;

  •
  "Federal Reserve" refers to the Board of Governors of the Federal Reserve System;

  •
  "fiscal year" refers to our fiscal year, which is based on a twelve-month period ending December 31 of each year (e.g., fiscal year 2018 refers to the twelve-month period ending December 31, 2018);

  •
  the "SEC" refers to the U.S. Securities and Exchange Commission; and

  •
  our "common stock" refers to our common stock, par value $0.01 per share, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxy statements, information statements and other information filed with the SEC. The SEC maintains an internet site at www.sec.gov from which you can electronically access these materials.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

  (1)
  our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 15, 2019 (our "2018 Annual Report");

  (2)
  our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019, and for the quarterly period ended June 30, 2019, filed with the SEC on August 8, 2019;

  (3)
  our Current Reports on Form 8-K/A filed with the SEC on August 13, 2018 and June 13, 2019, and our Current Reports on Form 8-K filed with the SEC on January 9, 2019, April 4, 2019, May 16, 2019, June 13, 2019 and August 30, 2019 (other than the portions of those documents not deemed to be filed), and

  (4)
  the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 28, 2017 and any amendment or report filed with the SEC for the purpose of updating such description (to the extent not superseded by the information contained under "Description of Capital Stock" herein).

        Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

        A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Byline Bancorp, Inc.
180 North LaSalle Street, Suite 300
Chicago, Illinois 60606
Attention: Corporate Secretary
Phone: (773) 475-2979

        We maintain a website at www.bylinebancorp.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.

        You may read and copy any materials we file with the SEC at the SEC's website mentioned under the heading "Where You Can Find More Information." The information on the SEC's website is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as "may", "might", "should", "could", "predict", "potential", "believe", "expect", "continue", "will", "anticipate", "seek", "estimate", "intend", "plan", "projection", "would", "annualized" and "outlook", or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

        A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in "Risk Factors" in "Item 1A. Risk Factors" of our 2018 Annual Report, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, and include the following:

  •
  uncertainty regarding geopolitical developments and the United States and global economic outlook that may continue to impact market conditions or affect demand for certain banking products and services;

  •
  unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for loan and lease losses or changes in the value of our investments;

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  commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

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  deterioration in the financial condition of our borrowers resulting in significant increases in our loan and lease losses and provisions for those losses and other related adverse impacts to our results of operations and financial condition;

  •
  estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;

  •
  competitive pressures in the financial services industry relating to both pricing and loan and lease structures, which may impact our growth rate;

  •
  unanticipated developments in pending or prospective loan and/or lease transactions or greater-than-expected pay downs or payoffs of existing loans and leases;

  •
  inaccurate assumptions in our analytical and forecasting models used to manage our loan and lease portfolio;

  •
  unanticipated changes in monetary policies of the Federal Reserve or significant adjustments in the pace of, or market expectations for, future interest rate changes;

  •
  availability of sufficient and cost-effective sources of liquidity or funding as and when needed;

  •
  our ability to retain or the loss of key personnel or an inability to recruit appropriate talent cost-effectively;

  •
  adverse effects on our information technology systems resulting from failures, human error or cyberattack, including the potential impact of disruptions or security breaches at our third-party service providers, any of which could result in an information or security breach, the disclosure or misuse of confidential or proprietary information, significant legal and financial losses and reputational harm;

  •
  greater-than-anticipated costs to support the growth of our business, including investments in technology, process improvements or other infrastructure enhancements, or greater-than-anticipated compliance or regulatory costs and burdens;

  •
  the impact of possible future acquisitions, if any, including the costs and burdens of integration efforts;

  •
  the ability of Byline to receive dividends from its subsidiaries;

  •
  changes in Small Business Administration ("SBA") and United States Department of Agriculture ("USDA") U.S. government guaranteed lending rules, regulations and loan products, including specifically the SBA Section 7(a) program, changes in SBA or USDA standard operating procedures or changes to the status of Byline Bank as an approved participant in the SBA Preferred Lender's Program;

  •
  changes in accounting principles, policies and guidelines applicable to bank holding companies and banking generally;

  •
  the impact of a possible change in the federal or state income tax rate on our deferred tax assets and provision for income tax expense;

  •
  the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period;

  •
  the risk that the integration of acquisition operations will be materially delayed or will be more costly or difficult than expected;

v

  •
  the effect of mergers on customer relationships and operating results; and

  •
  other risks detailed from time to time in filings made by us with the SEC.

        The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein or therein, as the case may be. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

 ABOUT BYLINE BANCORP, INC.

Company Overview

        We are a bank holding company incorporated in the state of Delaware and headquartered in Chicago, Illinois. Our banking subsidiary, Byline Bank, an Illinois state-chartered bank, has been a part of the Chicago banking community for over 100 years and operates one of the largest branch networks in the City of Chicago. As of the date hereof, Byline Bank operates 60 branches in the Chicago metropolitan area and one branch in the Milwaukee metropolitan area. Byline Bank offers a broad range of banking products and services to small and medium sized businesses, commercial real estate and financial sponsors, and to consumers who generally live or work near its branches. In addition to its core commercial banking business, Byline Bank provides small ticket equipment leasing solutions through Byline Financial Group, a wholly owned subsidiary of Byline Bank, and was the fifth most active originator of Small Business Administration ("SBA") loans in the United States and the most active SBA lender in Illinois and Wisconsin as reported by the SBA for the quarter ended June 30, 2019. As of June 30, 2019, we had consolidated total assets of $5.4 billion, total gross loans and leases of $3.9 billion, total deposits of $4.1 billion and total stockholders' equity of $717.7 million.

        Our mission is to provide customers with a high degree of service, convenience and the products they need to achieve their financial objectives. We aim to do so one customer, one relationship and one neighborhood at a time. We believe that customers value convenience, prompt decision making and knowledge of the local market when choosing a banking partner. We distinguish ourselves from smaller competitors with the breadth and sophistication of our product capabilities, ranging from basic deposit accounts to cash-flow based loan facilities and cash management products; and we differentiate ourselves from larger competitors with our level of responsiveness, local decision making and the accessibility of our service. Given the large presence of out-of-state banks and the scarcity of local community banks that can competitively serve small and medium sized businesses, we see an attractive opportunity for Byline to be the bank that Chicago deserves.

        Our culture is rooted in a set of core values that we refer to as the Things That Matter. These values underlie everything we do, including the way we engage with customers, collaborate with colleagues, do business and manage our resources. We believe our culture and the quality of our people have been catalysts of our success and will continue to propel our future.

Implications of Being an Emerging Growth Company

        We are an "emerging growth company" as defined under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

  •
  we are exempt from the requirement to obtain an audit of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

  •
  we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

  •
  we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

        We have elected to take advantage of the scaled disclosure requirements and other relief described above in this prospectus and its other reports filed with the SEC and may take advantage of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1,070,000,000 or more, (ii) the end of the fiscal year following the fifth anniversary of the completion of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt and (iv) the end of the fiscal year in which the market value of our equity securities that are held by non-affiliates exceeds $700 million as of June 30 of that year.

        In addition to scaled disclosure and the other relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have elected to take advantage of this extended transition period, which means that the financial statements incorporated by reference into this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

Principal Offices and Additional Information

        Our principal executive office is located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60606. Our telephone number is (773) 244-7000, and our website address is www.bylinebancorp.com. Information on our website is not a part of this prospectus and is not incorporated herein. Our Common Stock is traded on the NYSE under the ticker symbol "BY."

        You should read this prospectus and any prospectus supplement together with the additional information contained under the heading "Where You Can Find More Information".

 RISK FACTORS

        Investing in our securities involves risks. You should carefully consider these risks, as well as the risks, uncertainties and other factors described in our 2018 Annual Report, as may be supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.

        For more information about our SEC filings, please see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

 USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, these documents, which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

        Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value per share, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which 50,000 shares have been designated as Series B preferred stock. As of June 30, 2019, there were issued and outstanding 38,115,219 shares of our common stock, and 10,438 shares of our Series B preferred stock. The authorized but unissued shares of our capital stock will be available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. All of our issued and outstanding shares of capital stock are validly issued, fully paid and non-assessable.

Common Stock

        Subject to the rights and preferences granted to holders of our preferred stock then outstanding, and except with respect to voting rights, conversion rights and certain distributions of our capital stock, holders of our common stock rank equally with respect to distributions and have identical rights, preferences, privileges and restrictions, including the right to attend meetings and receive any information distributed by us with respect to such meetings.

        Dividends.    Holders of our common stock are equally entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically, provided that, in the event of a dividend of common stock, shares of common stock shall only be entitled to receive shares of common stock. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by our bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from our bank.

        Voting rights.    Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

        Liquidation rights.    In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including, but not limited to, the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

        Preemptive and other rights.    Holders of our common stock are not entitled to any preemptive, subscription or redemption rights, and no sinking fund will be applicable to our common stock.

Preferred Stock; Depositary Shares

        Our amended and restated certificate of incorporation authorizes our board of directors to issue up to 25,000,000 shares of preferred stock, in one or more series. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our amended and restated certificate of incorporation) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares. Without stockholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

        We have one series of preferred stock outstanding as of the date of this prospectus, the terms of which are summarized below.

Series B preferred stock

        Preferential rights.    Our Series B preferred stock ranks senior to our common stock as to dividends and distributions upon the liquidation, dissolution or winding up of Byline. The Series B preferred stock is not convertible into or exchangeable for any shares of common stock or any other class of Byline capital stock. Holders of our Series B preferred stock do not have any preemptive rights. We may issue stock with preferences equal with or junior to the Series B preferred stock without the consent of the holders of the Series B preferred stock.

        Dividends.    Holders of our Series B preferred stock are entitled to receive cash dividends when and as declared by the board of directors of Byline or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding December 31, 2021, at an annual rate of 7.50% on the liquidation preference amount of $1,000 per share of Series B preferred stock and (ii) from, and including, December 31, 2021, at an annual rate equal to three-month London Interbank Offered Rate plus 5.41% on the liquidation preference amount of $1,000 per share of Series B preferred stock, quarterly in arrears, on March 31, June 30, September 30, and December 31 of each year, beginning on March 31, 2017. Dividends on the Series B preferred stock are noncumulative.

        Voting rights.    Holders of Series B preferred stock do not have voting rights other than those described below and as specifically required by Delaware law.

        Without the vote or consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series B preferred stock then outstanding, Byline may not create any class of stock having preference as to dividends or upon the liquidation, dissolution or winding up of Byline over the Series B preferred stock, or alter or change the provisions of Byline's amended and restated certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series B preferred stock) or bylaws so as to adversely affect the powers, preferences or rights of the holders of shares of Series B preferred stock.

        Liquidation rights.    In the event of the voluntary or involuntary liquidation, dissolution or winding up of Byline, holders of Series B preferred stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series B preferred stock as to distributions, a liquidating distribution in an amount equal to $1,000 per share, plus any declared but unpaid dividends thereon to the date of final distribution.

        Redemption.    With the prior approval of the Federal Reserve, Byline may redeem the Series B preferred stock (i) in whole or in part, at its option, at any time or from time to time on any dividend payment date on or after March 31, 2022, or (ii) in whole, but not in part, at any time within 90 days following a Regulatory Capital Event (as defined in the Series B preferred stock certificate of designations), in each case at the redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Preferred stock and depositary shares offered hereby

        We may sell shares of our preferred stock, par value of $0.01 per share, in one or more series. To establish a series of preferred stock, our board of directors must set the terms thereof. Our board of directors will fix the designations, voting powers, rights, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  any listing of the preferred stock or depositary shares on any securities exchange or market;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Authorized but Unissued Capital Stock

        The Delaware General Corporation Law (the "DGCL") does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of the NYSE, which would apply so long as the common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Business Combination Statute.    We have elected to opt out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

        Federal banking law.    The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The BHC Act requires any "bank holding company" to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any "company" (as defined in the BHC Act) other than a bank holding company is required to obtain the approval of the Federal Reserve before acquiring "control" of us. "Control" generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A person, other than an individual or a qualified family partnership, that controls us for purposes of the BHC Act is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve's regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock (or any other class of our voting securities).

        Requirements for advance notification of stockholder nominations and proposals.    Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors. These procedures provide that notice of such stockholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information required to be provided by our amended and restated bylaws.

        Limits on written consents.    Our amended and restated certificate of incorporation provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders. Our stockholders are not permitted to take action by written consent.

        Limits on special meetings.    Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) our board of directors, (ii) the Chairperson of the board of directors, (iii) our Chief Executive Officer, (iv) our President or (v) our Executive Vice President.

Amending our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the DGCL. Our amended and restated bylaws may be adopted, amended, altered or repealed by stockholders only upon the affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Additionally, our amended and restated certificate of incorporation provides that our amended and restated bylaws may be amended, altered or repealed by our board of directors by a majority vote.

Sole and Exclusive Forum

        Our amended and restated bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice of forum provision may have the effect of discouraging lawsuits against us and our directors, officers, employees and agents. However, the exclusive forum clause described above shall not apply to suits brought to enforce a duty or liability created by federal law, including the Exchange Act and the Securities Act, for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which our stockholders may bring claims arising under the Securities Act, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.

Indemnification and Limitation of Liability

        Our amended and restated bylaws provide generally that we will indemnify and hold harmless, to the full extent permitted by law, our directors, officers, employees and agents, as well as other persons who have served as our directors, officers, employees or agents and other persons who serve or have served at our request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

        Our amended and restated certificate of incorporation limits, to the full extent permitted by law, the personal liability of our directors in actions brought on our behalf or on behalf of our stockholders for monetary damages as a result of a director's breach of fiduciary duty while acting in a capacity as a director. Our amended and restated certificate of incorporation does not eliminate or limit our right or the right of our stockholders to seek injunctive or other equitable relief not involving monetary damages.

Listing

        Our common stock is listed on the NYSE under the symbol "BY".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 DESCRIPTION OF DEBT SECURITIES

Summary

        The following description of the terms of the senior debt securities (the "Senior Debt Securities") and the subordinated debt securities (the "Subordinated Debt Securities") to be issued by Byline (sometimes referred to as the "Debt Securities" in this "Description of Debt Securities") sets forth certain general terms and provisions. The particular terms of the Debt Securities of any series will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the debt securities:

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  the title of the series of Debt Securities;

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  whether the Debt Securities of the series are Senior Debt Securities or Subordinated Debt Securities;

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  any limit upon the aggregate principal amount of the Debt Securities of the series;

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  the price (expressed as a percentage of the aggregate principal amount thereof) at which Debt Securities of the series will be issued;

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  the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

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  the date or dates on which the principal of the Debt Securities of the series will be payable;

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  the rate or rates per annum at which the Debt Securities of the series will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

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  the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

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  if Debt Securities of the series are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

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  the place or places where the principal of (and premium, if any, on) and interest, if any, on the Debt Securities of the series will be payable and the manner in which any payment may be made, if other than in accordance with the applicable procedures of the applicable depositary for Debt Securities issued in global form;

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  the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of Byline;

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  the obligation, if any, of Byline to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

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  the denominations in which the Debt Securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency, currencies, composite currency, composite currencies or currency units in which payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be payable, if other than the currency of the United States of America, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

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  if the principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series is to be payable, at the election of Byline or a holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such series of Debt Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (or premium, if any, on) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

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  the index, formula or other method, if any, with reference to which the amount of any payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be determined;

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  if the principal amount payable at the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose, including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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  the portion of the principal amount of the Debt Securities of the series that will be payable upon acceleration of the maturity thereof, if other than the entire principal amount thereof;

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  the terms, if any, relating to the issuance, payment or conversion of any Debt Securities of the series that may be converted into securities or other property other than Debt Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of Byline or otherwise;

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  any addition to, elimination of or other change in the Events of Default or, in the case of Subordinated Debt Securities, Defaults, that apply to the Debt Securities of the series and any change in the rights of the trustee or the required holders of those Debt Securities to declare the principal thereof due and payable;

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  whether either or both of the provisions of the Indenture applicable to a particular series of Debt Securities (the "Applicable Indenture") described under "—Legal Defeasance and Covenant Defeasance" will be applicable to the Debt Securities of the series;

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  if Debt Securities are sold for one or more foreign currencies, composite currencies, or currency units, or principal, interest or premium are payable in one or more foreign currencies, composite currencies, or currency units, the restrictions, elections, tax consequences and other information regarding the issue and one or more foreign currencies, composite currencies, or currency units;

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  if the Debt Securities are Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Subordinated Debt Securities;

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  any change in the actions permitted or required to be taken by or on behalf of the holders of the Debt Securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific Debt Securities of the series rather than or in addition to the holders of all Debt Securities of the series;

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  the remarketing or extension features, if any, of the Debt Securities of the series;

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  any addition to, elimination of or other change in the covenants that apply to the Debt Securities of the series; and

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  any other material terms of the Debt Securities of the series.

        The terms of any Debt Security of a series may differ from the terms of other Debt Securities of the same series. The matters referenced above may be established and set forth or determined as described with respect to all or any specific Debt Securities of a series (in each case to the extent permitted by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")).

        Unless otherwise stated in a prospectus supplement, the Debt Securities of each series will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of (and premium, if any, on) and interest, if any, on the Debt Securities of any series and other payments will be payable are discussed in more detail under the heading "Global Securities."

        The Senior Debt Securities may be issued in one or more series under a senior indenture that Byline will enter into with U.S. Bank National Association, as trustee (the "Senior Indenture"). The form of the Senior Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The Subordinated Debt Securities may be issued in one or more series under an indenture that Byline will enter into with U.S. Bank National Association, as trustee (the "Subordinated Indenture"). The form of the Subordinated Indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

        U.S. Bank National Association has been appointed as, and will act as paying agent, authenticating agent and security registrar under, each of the Senior indenture of the Subordinated Indenture, unless otherwise stated in a prospectus supplement.

        The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." The Indentures are qualified under the Trust Indenture Act. The Debt Securities of each series will be established under the Applicable Indenture pursuant to a supplemental indenture, resolution of Byline's board of directors or a committee thereof or officers' certificate. The trustee on the Applicable Indenture is referred to as the "Trustee."

        The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

        The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Applicable Indenture, including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the following summaries do not purport to be complete and are qualified in their entirety by reference to the Indentures.

Debt Securities Issued by Byline under the Senior Indenture or the Subordinated Indenture

        Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

        The Senior Debt Securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. As of June 30, 2019, we had no indebtedness outstanding that would have ranked equally with or senior to the Senior Debt Securities. The Subordinated Debt Securities will be our unsecured subordinated obligations.

        Because Byline is a holding company, Byline's rights and the rights of our creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary's creditors

(including, in the case of bank subsidiaries, their depositors), except to the extent that Byline may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of Byline's subsidiaries, and holders of Debt Securities should look only to Byline's assets for payments on the Debt Securities.

        Unless otherwise provided in a prospectus supplement:

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  principal of (and premium, if any, on) and interest, if any, on the Debt Securities issued by Byline will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the applicable Trustee maintained for such purpose, except that, at Byline's the option, interest may be paid (i) by mailing a check to the address of the person entitled thereto as it appears in the security register or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the security register in writing not less than ten business days before the interest payment date, and provided that payment on Debt Securities issued as global Debt Securities may be made pursuant to the applicable depositary's applicable procedures (Sections 202, 305 and 1002);

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  the Debt Securities of each series will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302); and

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  we will not pay any additional amounts on the notes to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the Debt Securities (Section 1001).

        No service charge will be made for any registration of transfer or exchange of the Debt Securities, but Byline may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

        Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. (Section 101).

        If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

        If the Debt Securities are denominated in whole or in part in any currency, currencies, composite currency, composite currencies or currency units other than the currency of the United States of America, if the principal of (or premium, if any, on) or interest, if any, on the Debt Securities are to be payable at the election of Byline or a holder thereof, in any currency, currencies, composite currency, composite currencies or currency units other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities of any series, special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

        The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of Byline resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

        The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See "—Consolidation, Merger and Sale of Assets" for a more detailed discussion.

        The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See "—Modification of the Indentures" for a more detailed discussion.

Subordination of Subordinated Debt Securities

        The payment of the principal of (and premium, if any, on) and interest, if any, on the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of Byline, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities. In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities. No payments on account of principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities or on account of the purchase or acquisition of Subordinated Debt Securities may be made if there shall have occurred and be continuing either a default in any payment with respect to Senior Indebtedness or any event of default permitting the holders of any Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which such Senior Indebtedness would otherwise have become due and payable, or if any judicial proceeding shall be pending with respect to any such default. However, none of the foregoing will prevent the satisfaction of any sinking fund payment with respect to certain Securities, as described in the Subordinated Indenture, which have been acquired prior to such default. (Article Thirteen of the Subordinated Indenture).

        By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of Byline who are not holders of Senior Indebtedness or of the Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

        Unless otherwise specified in the prospectus supplement relating to Subordinated Debt Securities of a particular series offered thereby, Senior Indebtedness is defined in the Subordinated Indenture as (a) all indebtedness and obligations of, or guaranteed or assumed by, Byline that are for borrowed money, or are evidenced by bonds, debentures, notes or other similar instruments, or are deferred obligations for the payment of the purchase price of property or assets, in each case, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (b) obligations of Byline that are similar to those in clause (a) above and arise from off-balance sheet guarantees and direct credit substitutes, in each case, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and (c) all obligations of Byline associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, in each case, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and, in the case of each of clauses (a), (b) and (c) above, all amendments, renewals, extensions, modifications and refunding of such indebtedness and obligations. However, in each case Senior Indebtedness shall not include (i) the Subordinated Debt Securities and (ii) other indebtedness of Byline as is by its terms expressly stated (A) not to be senior in right of payment to, or (B) to rank pari passu with, or (C) to rank junior in right of payment to, the Senior Debt Securities. (Section 101 of the Subordinated Indenture).

        Byline's obligations under the Subordinated Debt Securities shall rank equally in right of payment with each other.

        As of June 30, 2019, we had no indebtedness outstanding that would have been senior to the Subordinated Debt Securities.

        The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Subordinated Debt Securities but subordinate to other obligations of Byline. When issued, the Senior Debt Securities will constitute Senior Indebtedness.

        In addition, the Subordinated Debt Securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the "orderly liquidation authority" provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act.

        The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

Conversion or Exchange

        If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into securities or other property other than Debt Securities of the same series. The provisions necessary to permit or facilitate the issuance, payment or conversion of such Debt Securities of any series will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Byline, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Legal Defeasance and Covenant Defeasance

        If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

        If applicable to the Debt Securities of a series, "legal defeasance" means that Byline elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Subordinated Debt Securities, the provisions described under "—Subordination of Subordinated Debt Securities"), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

        If applicable to Senior Debt Securities, "covenant defeasance" means that Byline elects to be released from its obligations with respect to such Senior Debt Securities under any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture for the benefit of the holders of such Debt Securities and the consequences of the occurrence of an event specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Subordinated Debt Securities, Section 503(c) of the Subordinated Indenture (with respect to any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture), and, if applicable, any Event of Default specified pursuant to Section 501(7) of the Senior Indenture.

        If applicable to Subordinated Debt Securities, "covenant defeasance" means that Byline elects to be released from its obligations with respect to such Subordinated Debt Securities under any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Subordinated Indenture for the benefit of the holders of such Subordinated Debt Securities, the occurrence of an event specified in Section 503(c) of the Subordinated Indenture (with respect to any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Subordinated Indenture), and, if applicable, pursuant to Section 501(3) of the Subordinated Indenture will not result in a Default, and the provisions described under "—Subordination of Subordinated Debt Securities" will cease to apply.

        Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of (A) money in an amount, (B) U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, (C) other obligations or arrangements as may be specified in the applicable prospectus supplement with respect to the such Debt Securities, or (D) a combination of thereof, in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge (i) the principal of (and premium, if any, on) and interest, if any, on such Debt Securities to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Debt Securities on the due dates thereof. Before such a deposit Byline may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates. As a condition to legal defeasance or covenant defeasance, Byline must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to Byline or published as a revenue ruling or upon a change in applicable federal income tax law, in any such case after the date of the Applicable Indenture.

        Byline may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Byline exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If Byline exercises its covenant defeasance option, payment of such Senior Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance, and, with respect Subordinated Debt Securities, there may not be any default with respect to the covenants noted in the description of covenant defeasance. (Article 13 of the Applicable Indenture). However, with respect to such Senior Debt Securities, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

        A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Defaults

The Senior Indenture

        The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

  •
  default for 30 days in payment of interest on any Senior Debt Security of that series;

  •
  default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

  •
  default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

  •
  default in the performance, or breach, of any covenant or warranty of Byline in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Debt Securities other than Senior Debt Securities of that series) and continuance of such default or breach for 90 days after due notice;

  •
  certain events of bankruptcy, insolvency or reorganization of Byline; and

  •
  any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

        If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of Byline) occurs with respect to the Senior Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series on behalf of the holders of all Senior Debt Securities of such series.

        If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of Byline occurs with respect to the Senior Debt Securities of any series, the principal amount of all the Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513).

        For Senior Debt Securities, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an Event of Default in respect of such Senior Debt Securities. Neither the Trustee nor any holders of such Senior Debt Securities will have any enforcement right or other remedy in respect of covenant breaches except as described below.

The Subordinated Indenture

        The Subordinated Indenture defines an Event of Default with respect to any series of Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of Byline and any other Event of Default provided with respect to Subordinated Debt Securities of that series. (Section 501).

        If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of Byline occurs with respect to the Subordinated Debt Securities of any series, the principal amount of all the Subordinated Debt Securities of that series (or in the case of any Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Subordinated Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of Byline) occurs with respect to the Subordinated Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Subordinated Debt Securities of that series (or in the case of any Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Subordinated Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Subordinated Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Subordinated Debt Securities of any series on behalf of the holders of all Subordinated Debt Securities of such series. (Sections 502 and 513).

        The Subordinated Indenture defines a Default with respect to Subordinated Debt Securities of any series as any one of the following events:

  •
  an Event of Default with respect to that series;

  •
  default for 30 days in payment of interest on any Subordinated Debt Security of that series;

  •
  default in payment of principal of (or premium, if any, on) any Subordinated Debt Security of that series at Maturity;

  •
  default in the deposit of any sinking fund payment, when and as due by the terms of a Subordinated Debt Security of that series;

  •
  default in the performance, or breach, of any covenant or warranty of Byline in the Subordinated Indenture or any Subordinated Debt Security of that series (other than a covenant or warranty solely for the benefit of Subordinated Debt Securities other than Subordinated Debt Securities of that series) and continuance of such default or breach for 90 days after due notice; or

  •
  any other Default provided with respect to Subordinated Debt Securities of that series.

        In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

        For Subordinated Debt Securities, acceleration will not be permitted for reasons other than certain events of bankruptcy, insolvency or reorganization of Byline that constitute Events of Default; neither the Trustee nor any holders of the Subordinated Debt Securities will have any enforcement right or other remedy in respect of any other defaults under or breach of the Subordinated Indenture or any Subordinated Debt Securities except as described below. In addition, all the remedies available upon the occurrence of an Event of Default under the Subordinated Indenture will be subject to the restrictions on the Subordinated Debt Securities described above under "—Subordination of Subordinated Debt Securities."

The Indentures

        The Indentures provide that, if a default occurs with respect to Debt Securities of any series, within 90 days after the receipt by the applicable Trustee of written notice of a default, the applicable Trustee will deliver to the holders of Debt Securities of that series notice of such default if uncured and not waived as and to the extent provided by the Trust Indenture Act; provided that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security of such series or payment of any sinking fund installment with respect to the Debt Securities of such series the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of notice is in the best interest of the holders of the Debt Securities of such series. In addition, under the Senior Indenture, such notice shall not be given until 90 days after the occurrence of a default with respect to outstanding Senior Debt Securities of any series or breach of a covenant in the Senior Indenture (other than for a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Senior Debt Security of such series or payment of any sinking fund installment with respect to the Senior Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default (or any event which, or after notice or lapse of time or both would become, an Event of Default) or, in the case of the Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

        The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

Modification of the Indentures

        From time to time Byline and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things:

  •
  evidencing the succession of another person to Byline and the assumption by any such successor of the covenants of Byline;

  •
  adding to the covenants of Byline for the benefit of the holders of all or any Debt Securities of any series;

  •
  conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or securing the Debt Securities of any series, or providing for guarantees of the Debt Securities of any series;

  •
  surrendering any right or power conferred on Byline in the Applicable Indenture with respect to the Debt Securities of any series;

  •
  adding any additional Events of Default for the benefit of the holders of all or a Debt Securities of any series, and, under the Subordinated Indenture, adding additional Defaults for the benefit of all or any Subordinated Debt Securities of any series;

  •
  adding or changing any provisions to permit or facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

  •
  adding to, changing or eliminating any of the provisions of the Indentures (including, without limitation, the covenants and Events of Default and Defaults (as applicable)), provided that any such addition, change or elimination shall not apply to any outstanding Debt Securities nor modify the rights of any holder of any such outstanding Debt Securities, or shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

  •
  establishing the form or terms of Debt Securities of any series;

  •
  evidencing and providing for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities of one or more series and adding to or changing any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;

  •
  complying with the requirements of the SEC in order to effect or maintain the qualification of the Applicable Indenture under the Trust Indenture Act;

  •
  adding to or changing any of the provisions of the Indentures with respect to any Debt Securities that by their terms may be converted into securities or other property other than Debt Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Debt Securities;

  •
  complying with the rules of any applicable depositary;

  •
  supplementing any of the provisions in the applicable Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge or covenant defeasance of any Debt Securities provided, in each case, that any such action shall not adversely affect the interests of the holders of Debt Securities or any other Debt Securities in any material respect; or

  •
  curing an ambiguity, correcting or supplementing any provision of the Applicable Indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, not adversely affecting the interests of the holders of record of any Debt Securities in any material respect.

        In addition, modification and amendments of each Indenture may be made by Byline and the Trustee under the Applicable Indenture, with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

  •
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

  •
  reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

  •
  reduce the amount of principal of an original issue discount Debt Security or any other Security which would be payable upon acceleration of the Maturity thereof;

  •
  adversely affect any right of repayment at the option of the holder of any Debt Security;

  •
  reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

  •
  change the place or currency of payment of principal of (or premium, if any, on) or interest, if any, on, any Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

  •
  if any Debt Security provides that the holder may require Byline to convert such Debt Security, impair such holder's right to require conversion of such Debt Security on the terms provided therein;

  •
  reduce the percentage in principal amount of any outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

  •
  modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

  •
  in the case of the Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders' consent.

        The Indentures provide, however, that each of the amendments and modifications listed in the first ten items above and, in the case of the Subordinated Indenture the eleventh item above, may be made with respect to all or any specific Debt Securities of any series with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Subordinated Indenture).

Consolidation, Merger and Sale of Assets

        Byline, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into Byline, provided that:

  •
  if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

  •
  the successor Person, if other than Byline, assumes Byline's obligations on the Debt Securities and under the Indentures;

  •
  after giving effect to the transaction no Event of Default, or, in the case of the Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Subordinated Indenture, Default, shall have occurred and be continuing; and

  •
  certain other conditions are met. (Section 801).

        Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of Byline's assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, Byline under the Indentures, and Byline, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Section 802).

        Sections 801 and 802 of the Indentures do not apply to conveyances, transfers or leases Byline's assets substantially as an entirety to one or more Subsidiaries.

Outstanding Debt Securities

        The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Applicable Indenture, as of any date:

  •
  the portion of the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of such date upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

  •
  if, as of such date, the principal amount payable at the maturity of a Debt Security is not determinable, the principal amount of such Debt Security that will be deemed to be outstanding will be the amount as specified or determined as contemplated by Section 301 of the Applicable Indenture;

  •
  the portion of the principal amount of a Debt Security denominated in one or more foreign currencies, composite currencies or currency units that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on such date as contemplated by Section 301 of the Applicable Indenture, of the principal amount of such Debt Security (or, in the case of an original issue discount Debt Security, the amount determined as provided in the two items immediately above); and

  •
  Debt Securities owned by Byline or any other obligor upon the Debt Securities or any Affiliate of Byline or of such other obligor shall not be deemed to be outstanding. (Section 101).

Governing Law

        The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

        Under the Indentures, each of Byline, the Trustees and the holders of the Debt Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Debt Securities or the transactions contemplated thereby.

 DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

        In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

  •
  the terms of the securities issuable on exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments on our liquidation, dissolution or winding up or to exercise voting rights, if any; or

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand on us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable on exercise of, its warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any purchase contracts that we may offer under this prospectus, we will describe the particular terms of any purchase contracts in more detail in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of shares of our common stock, shares of our preferred stock, our debt securities or our warrants, or any combination thereof, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of shares of our common stock, shares of our preferred stock, our debt securities or our warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus securing the holder's obligations under the purchase contract.

        If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

  •
  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

  •
  whether the purchase contracts are to be prepaid;

  •
  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

  •
  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

  •
  any applicable material U.S. federal income tax considerations; and

  •
  whether the purchase contracts will be issued in fully registered or global form.

 DESCRIPTION OF UNITS

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain U.S. federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

 GLOBAL SECURITIES

Book-Entry Settlement

        Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary ("DTC"), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

        Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable Trustee or other designated party.

        Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

        As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

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  DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

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  we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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  an event of default has occurred and is continuing with respect to such series of securities,

        we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities

Euroclear and Clearstream

        If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as "Clearstream," or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as "Euroclear," either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers' securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers' securities accounts in such depositaries' names on DTC's books.

        Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S.

depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

        Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Other

        The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the Trustee nor any agent of ours or of the Trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

 PLAN OF DISTRIBUTION

        We may sell, transfer or otherwise dispose of the securities covered by this prospectus in any of the following ways (or in any combination thereof):

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  to or through underwriters or dealers;

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  through agents; or

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  directly to one or more purchasers.

        These dispositions may be at fixed prices (which may change), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

        To the extent required by law, a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, as applicable:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

        Any underwriters who are qualified market makers on NYSE may engage in passive market making transactions in the securities on NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid; however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 VALIDITY OF SECURITIES

        The validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. If counsel for any underwriters passes on legal matters in connection with an offering of the securities, such counsel to the underwriters will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Byline and its subsidiaries incorporated in this prospectus by reference from Byline's Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of First Evanston Bancorp, Inc. as of and for each of the years ended December 31, 2017 and 2016, have been incorporated by reference herein in reliance upon the report of Crowe LLP, independent auditor, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Ridgestone Financial Services, Inc. as of October 14, 2016 and December 31, 2015 and for the period from January 1, 2016 to October 14, 2016 and for the year ended December 31, 2015, have been incorporated by reference herein in reliance upon the report of Crowe LLP, independent auditor, and upon the authority of said firm as experts in accounting and auditing.

$

6.000% Fixed-To-Floating Rate Subordinated Notes Due 2030

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Keefe, Bruyette & Woods
                        A Stifel Company

The date of this prospectus supplement is                                     , 2020.